As filed with the Securities and Exchange Commission on September 13, 2004
Registration No. 333-118560

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CEF Equipment Holding, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	6189 (Primary Standard Industrial Classification Code Number)	75-3066756 (I.R.S. Employer Identification No.)

44 Old Ridgebury Road

Danbury, CT 06810
Tel: (203) 796-5518

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Charles E. Rhodes, Esq.

GE Commercial Finance Capital Markets Group
1600 Summer Street
Stamford, CT 06927
Tel: (203) 357-6164

Copy to:

Paul Jorissen, Esq.

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York 10019
(212) 506-2500

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(1)	Price(1)	Registration Fee(2)

Asset Backed Notes and Certificates	$1,624,054,000	100%	$1,624,054,000	$131,431.76

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	$126.70 of this amount was paid in connection with the initial filing of this Registration Statement. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to Registration Statement No. 333-99053 initially filed by CEF Equipment Holding, L.L.C. on Form S-3 on August 30, 2002 and declared effective on May 21, 2003. CEF Equipment Holding, L.L.C. is carrying forward $1,623,054,000 principal amount of Asset Backed Notes and Asset Backed Certificates from Registration Statement No. 333-99053 for which a filing fee of $131,305.06 was previously paid.

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to Registration Statement No. 333-99053 previously filed by CEF Equipment Holding, L.L.C. on Form S-3 and declared effective on May 21, 2003.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Introductory Statement

      This Registration Statement contains:

(1) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;

(2) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

(3) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment;

(4) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

(5) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment;

(6) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

(7) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment;

(8) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

(9) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment;

(10) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The form of Prospectus Supplement relates only to the securities described therein;

(11) A Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various trusts and limited liability companies created from time to time by us that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment; and

(12) A form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and/or Asset Backed Certificates that are backed by equipment loans, 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The form of Prospectus Supplement relates only to the securities described therein.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-8 in your prospectus supplement.
Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	The Issuers —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans consisting of loans and certain finance lease arrangements secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities	5
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	7
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	8
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	8
The insolvency of an obligor may reduce payments on your securities	9
Possible liability for third party claims may cause payment delays or losses	9
Defaults on the receivables may cause payment delays or losses	9
Transfer of servicing may delay your payments	10
Commingling of payments	10
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	10
Technological obsolescence of equipment may reduce value of collateral	10
CHARACTERISTICS OF THE RECEIVABLES	11
Selection Criteria	11
Interest and Amortization Types	11
Payment Terms	13
Insurance	13
Extension Procedures	13
ORIGINATION OF RECEIVABLES	14
Credit Approval Process	14
Credit Authorities	15
Delinquencies and Net Losses	16
Delinquency and Loss Mitigation strategy	16
USE OF PROCEEDS	17
IMPORTANT PARTIES	17
CEF Equipment Holding, L.L.C	17
GE Capital Corporation	18
The Owner Trustee or Managing Member and The Indenture Trustee	19
DESCRIPTION OF THE NOTES	20
Principal and Interest on the Notes	20
The Indenture	20
DESCRIPTION OF THE CERTIFICATES	24
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	25
Denominations	25
Fixed Rate Securities	25
Floating Rate Securities	25
Indexed Securities	25
Book-Entry Registration	26
Definitive Securities	29
List of Securityholders	29
Reports to Securityholders	30
DESCRIPTION OF THE TRANSACTION AGREEMENTS	31
Regular Sales of Receivables	31
Accounts	32
Servicing Procedures	33
Collections	33
Servicing Compensation	34

ii

Servicing Advances	34
Evidence as to Compliance	34
Appointment of Subservicers	34
Resignation, Liability and Successors of the Servicer	34
Servicer Default	35
Rights Upon Servicer Default	35
Waiver of Past Defaults	35
Amendment	36
Termination	36
Administration Agreement	36
Swap Agreements	36
CREDIT AND CASH FLOW ENHANCEMENT	36
LEGAL ASPECTS OF THE RECEIVABLES	37
Bankruptcy Considerations Relating to the Finance Companies	37
Perfection and Priority With Respect to Receivables	38
Security Interests in Financed Equipment	38
Security Interests in Leased Equipment	40
Repossession	40
Notice of Sale; Redemption Rights	40
Uniform Commercial Code Considerations	41
Deficiency Judgments and Excess Proceeds; Other Limitations	41
U.S. FEDERAL INCOME TAX CONSEQUENCES	41
Tax Characterization of the Issuer	42
Tax Consequences to Holders of the Notes	42
Tax Consequences to Holders of the Certificates	45
STATE TAX CONSEQUENCES	49
ERISA CONSIDERATIONS	49
PLAN OF DISTRIBUTION	50
LEGAL OPINIONS	50
WHERE YOU CAN FIND MORE INFORMATION	50
INDEX OF TERMS	52

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely effects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

4

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities.	To the extent any of the equipment loans are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the finance companies will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuer, we will also assign the related first preferred ship mortgages to the issuer which will, in turn, pledge the receivables and related security interests in the maritime assets to the indenture trustee for your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time

5

periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your securities. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide backup security for the receivables. In connection with the sale of the receivables to the issuer, we will assign these uniform commercial code security interests to the issuer, which will in turn pledge the security interest to the indenture trustee for your benefit. Our failure to complete the filing of the security assignments for maritime assets registered in the United States may result in neither the issuer nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances, claims allowed by a court in connection with the arrest of a ship for maritime tort claims for

6

pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your securities would be reduced. In order to mitigate this possibility, the applicable finance company requires marine insurance policies to be issued naming such finance company as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the finance company may require the borrower/vessel owner to carry additional insurance to protect the finance company against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your securities would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority or benefit of its security interest or its security interest in such maritime asset after the date the security interest was assigned to the issuer or the indenture trustee.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

7

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

8

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit

9

of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guaranty that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

10

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans” ) secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by new or used maritime assets exceed 49% of the outstanding principal balance of the receivables pool and in no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool, in each case, as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.

11

This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

     Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

     Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

12

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days’ prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

13

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation with modifications for particular assets.

•	They acquire portfolios of receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average credit approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

14

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

15

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates proactive management of credit risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

      The maximum amount that a finance company will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

Delinquency and Loss Mitigation Strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

     Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

     Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to

16

the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury

17

Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

18

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/leaseback offerings.

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

The Owner Trustee or Managing Member and the Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

19

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

20

      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(3) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

(4) mortgaging or pledging any property to or with the applicable indenture trustee;

(5) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after

21

notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

22

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

      In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

23

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

24

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

      In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

25

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

      Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market

26

transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into

27

the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

28

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

      If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

29

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

30

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

31

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

32

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

33

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing

34

agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights Upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

35

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such

36

other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation

37

of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority With Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69)(the “UCC Vessels”)) is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located and perfection of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) would be governed by Title 46 of the United States Code (46 U.S.C. §§ 31301 et. seq).

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Under Title 46 of the United States Code, in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related Equipment Loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuer will not have a perfected security interest in the Documentable Vessel.

38

Accordingly, each of the finance companies will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels and will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

      Priority of security interests in Documentable Vessels is determined by federal law. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage. In addition, under the laws of most states, liens for repairs performed on non-maritime assets and equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment.

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes or preferred maritime liens could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

39

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

40

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary

41

which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than  1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these

42

conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

      (ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

43

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding

44

requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

45

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

      This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your

46

tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee,

47

the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

48

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

49

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will

50

automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

      GE Commercial Finance Capital Markets Group

201 High Ridge Road
Stamford, CT 06927
Attention:     Manager, Investment Relations
Telephone:     (203) 357-4328

51

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	52
CEF	17
Clearstream	29
Code	45
Documentable Vessels	41
DTC	29
Equipment Loans	14
ERISA	52
Euroclear	29
Euroclear Operator	29
foreign person	47
GE Capital	21
IRS	45
LIBOR	27
OID	46
OID Regulations	46
Permitted Investments	35
PTCE	53
Short-Term Note	46
UCC Vessels	41

52

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [            ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT LOAN (EXCEPT MEDICAL AND DENTAL EQUIPMENT)
PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust                     -                    ]

[GE Capital Equipment Company, LLC                     ]

Issuer

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,][certificates,]which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                                         ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

Swap Counterparty	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ],

S-1

as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [ ] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-2

S-3

S-4

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan

S-5

value of $                    measured as of                           ,                          .

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the

S-6

swap agreement not including any swap termination payments payable under clause (3) below;

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

S-7

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The

S-8

amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies,

S-9

which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the

S-10

issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting approximately [ ]% of the outstanding principal amount of the equipment loans held by the issuer relate to maritime assets and [ ]% relate to transportation equipment. An increase in costs of raw materials such as steel, for example, due to the imposition of tariffs on imported steel may increase the costs of production for manufacturers of maritime assets resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

S-11

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be

S-12

required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-13

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables [, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                     , in care of                     , [as owner trustee] [managing member], at the address listed below under “— The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                     [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                          is the [owner trustee] [managing member] under the [trust] [limited liability company] agreement.                     is a                     , and its principal offices are located at                     . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [          ] by Standard & Poor’s, and [          ] by Moodys; and a long term credit rating of [          ] by Standard & Poor’s and [          ] by Moodys.

      [                    ], as the swap counterparty to the net swap agreement[s], is a [                    ], and its principal executive offices are located in [                    ]. In the ordinary course of business, it is engaged in a general

S-14

commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                    ], based upon information reported by [                    ], [                    ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

THE RECEIVABLES POOL

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”) secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of maritime assets, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment and not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

S-15

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has [, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of           ,          are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                              ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases			%

Total		$	100.00%

S-16

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-17

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Maritime Assets
New
Used
Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%

S-18

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-19

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

S-20

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

S-21

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

Weighted Average Life of the [Notes] [Certificates]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-     , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e)the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                     ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

S-22

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled Cash Flows From the Receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

S-23

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-24

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-25

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                               ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the

S-26

holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A	,
B	,

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                     , 2000 to but excluding                     , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                     ,           will apply for the special                     payment date relating to the Class A Notes.]

S-27

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                    ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $ ___________ asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

S-28

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $                    and will be entitled to distributions on certificate invested amounts at the rate of        % per annum [, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of        % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to        % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

S-29

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [          ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable

S-30

during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

S-31

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $                    into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $                    , which equals           % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

S-32

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” ), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code” ) (each a “Benefit Plan” ). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

S-33

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation” ), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-34

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

S-35

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-36

underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

S-37

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-33

S-38

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.
Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.
The Issue This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	rs —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans consisting of loans and certain finance lease arrangements secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities	5
Possible changes in federal health care regulations may impair obligors’ ability to make payments	7
Conditional payments on medical and dental equipment may impact payment on your securities	8
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	8
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	8
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	9
The insolvency of an obligor may reduce payments on your securities	9
Possible liability for third party claims may cause payment delays or losses	10
Defaults on the receivables may cause payment delays or losses	10
Transfer of servicing may delay your payments	10
Commingling of payments	11
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	11
Technological obsolescence of equipment may reduce value of collateral	11
CHARACTERISTICS OF THE RECEIVABLES	12
Selection Criteria	12
Interest and Amortization Types	12
Payment Terms	14
Insurance	14
Extension Procedures	14
ORIGINATION OF RECEIVABLES	15
Credit Approval Process	15
Credit Authorities	16
Delinquencies and Net Losses	17
Delinquency and Loss Mitigation Strategy	17
USE OF PROCEEDS	18
IMPORTANT PARTIES	18
CEF Equipment Holding, L.L.C.	18
GE Capital Corporation	19
The Owner Trustee or Managing Member and the Indenture Trustee	20
DESCRIPTION OF THE NOTES	20
Principal and Interest on the Notes	21
The Indenture	21
DESCRIPTION OF THE CERTIFICATES	25
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	25
Denominations	25
Fixed Rate Securities	25
Floating Rate Securities	26
Indexed Securities	26
Book-Entry Registration	27
Definitive Securities	29
List of Securityholders	30
Reports to Securityholders	30

ii

DESCRIPTION OF THE TRANSACTION AGREEMENTS	31
Regular Sales of Receivables	32
Accounts	32
Servicing Procedures	34
Collections	34
Servicing Compensation	34
Servicing Advances	34
Evidence as to Compliance	35
Appointment of Subservicers	35
Resignation, Liability and Successors of the Servicer	35
Servicer Default	36
Rights Upon Servicer Default	36
Waiver of Past Defaults	36
Amendment	36
Termination	37
Administration Agreement	37
Swap Agreements	37
CREDIT AND CASH FLOW ENHANCEMENT	37
LEGAL ASPECTS OF THE RECEIVABLES	38
Bankruptcy Considerations Relating to the Finance Companies	38
Perfection and Priority with Respect to Receivables	39
Security Interests in Financed Equipment	39
Security Interests in Leased Equipment	40
Repossession	41
Notice of Sale; Redemption Rights	41
Uniform Commercial Code Considerations	41
Deficiency Judgments and Excess Proceeds; Other Limitations	42
U.S. FEDERAL INCOME TAX CONSEQUENCES	42
Tax Characterization of the Issuer	43
Tax Consequences to Holders of the Notes	43
Tax Consequences to Holders of the Certificates	45
STATE TAX CONSEQUENCES	49
ERISA CONSIDERATIONS	49
PLAN OF DISTRIBUTION	50
LEGAL OPINIONS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INDEX OF TERMS	53

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request,

4

the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Failure to perfect the assignment of a security interest in any of the maritime assets could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the maritime assets and could result in losses on your securities.	To the extent any of the equipment loans are secured by maritime assets in excess of 5 net tons that are not inland barges, one or more of the finance companies will sell the receivables to us and will also assign the related first preferred ship mortgages in the maritime vessels to us. In connection with our sale of the receivables to the issuer, we will also assign the related first preferred ship mortgages to the issuer which will, in turn, pledge the receivables and related security interests in the maritime assets to the indenture trustee for

5

your benefit. We will agree to submit appropriate security assignments of the first preferred ship mortgages over the maritime assets to the United States Coast Guard evidencing the assignments of the mortgages relating to the maritime assets within specified time periods after the closing date. Although the filings would perfect the security interest in the maritime assets, such filings would not cover any removable fixtures in the maritime assets. In addition, any defects in the mortgages may render the security interests invalid. If either of these cases occur, you could suffer losses on your securities. In order to alleviate these risks, we will agree to file financing statements under the uniform commercial code, with respect to the maritime assets, including any removable fixtures in the vessels not subject to the first preferred ship mortgage. This is done to provide a backup security for the receivables. In connection with the sale of the receivables to the issuer, we will assign these uniform commercial code security interests to the issuer, which will in turn pledge the security interest to the indenture trustee for your benefit interest. Our failure to complete the filing of the security assignments for maritime assets registered in the United States may result in neither the issuer nor the indenture trustee, upon exercising remedies under the indenture, having a first priority perfected security interest in the related maritime assets. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related maritime assets, if such failure is not cured within the applicable grace period. The applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the vessel securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period.

There can be no assurance, however, that we or the servicer, as the case may be, will have the means to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in a maritime asset, its ability to realize on that maritime asset in the event of a default may be adversely affected. To the extent the security interest is perfected and properly assigned, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the vessel and over all claims against the vessel except for fees allowed and costs imposed by the court in connection with arrest and the judicial sale of the vessel, maritime liens arising before the mortgage is filed with the United States Coast Guard, liens arising from maritime torts, including personal injury

6

to seamen and pollution damages, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, and for general average or for salvage, including contract salvage. In most instances, claims allowed by a court in connection with the arrest of a ship for maritime tort claims for pollution will exceed the amounts secured by the first preferred ship mortgage, in which case amounts available for payment or distribution on your securities would be reduced. In order to mitigate this possibility, the applicable finance company requires marine insurance policies to be issued naming such finance company as the loss payee and additional insured. The marine insurance policies would meet any liabilities, including pollution liability, up to a specified amount but do not cover any pre-existing claims arising prior to the issuance of the marine insurance policies. In addition, the marine insurance policies contain warranties, conditions and defenses, which enable the insurer, under certain circumstances, to deny coverage under the policy if, for example, the vessel owner has breached a warranty or condition of the marine insurance policy. In some but not all instances, the finance company may require the borrower/vessel owner to carry additional insurance to protect the finance company against a breach of the marine insurance policy by the vessel owner. To the extent any such pre-existing claims exist or amounts claimed are in excess of the specified amount covered under a marine insurance policy or the marine insurer can successfully deny coverage under a marine insurance policy, the amounts available for payment or distribution on your securities would be reduced.

Neither we nor the servicer will have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority or benefit of its security interest or its security interest in such maritime asset after the date the security interest was assigned to the issuer or the indenture trustee.

Possible changes in federal health care regulations may impair obligors’ ability to make payments.	In recent years, Congress has considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Legislation adopted this year or thereafter may affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their payments.

Financing services provided by CEF and other finance companies may also need to change as a result of changes in such regulations and policies. Such changes could affect the financial well-being of several obligors or of CEF and other finance companies. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the ability of such parties to satisfy their payment obligations.

7

Conditional payments on medical and dental equipment loans may impact payment on your securities.	Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition payments on their loans on the availability of budgeted funds. If these receivables are part of the equipment pool and such budgeted funds are not available, the servicer or indenture trustee may be forced to repossess the related equipment and noteholders may experience delays and/or losses in payment of principal and interest.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising

8

during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer

9

has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

10

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guaranty that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

11

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans”) secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by new or used maritime assets exceed 49% of the outstanding principal balance of the receivables pool and in no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool, in each case, as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

12

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

      Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

      Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

13

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days’ prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

14

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment using standard documentation with modifications for particular assets.

•	They acquire Equipment Loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average credit approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

15

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

16

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates proactive management of credit risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

Delinquency and Loss Mitigation Strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

     Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

     Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional

17

office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

18

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/ leaseback offerings.

19

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

The Owner Trustee or Managing Member and the Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and

20

indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.
      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(3) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

21

(4) mortgaging or pledging any property to or with the applicable indenture trustee;

(5) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of

22

the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

23

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such

24

ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

25

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date

26

would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./ N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash

27

from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are

28

credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a

29

successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

30

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

31

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

32

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the closing date; or

33

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the

34

amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

35

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights Upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or

36

accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to

37

the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates)

38

could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority with Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment (including, with respect to maritime assets that are either inland barges or are less than 5 net tons (determined in a manner prescribed by 46 CFR Part 69) (the “UCC Vessels”)) is generally governed by the Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located and perfection of security interests in maritime assets other than UCC Vessels (“Documentable Vessels”) would be governed by Title 46 of the United States Code (46 U.S.C. §§ 31301 et. seq).

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Under Title 46 of the United States Code, in the absence of an assignment of record of a first preferred ship mortgage, the assignment of the related Equipment Loan by itself will not convey a first preferred ship mortgage on the Documentable Vessel and the issuer will not have a perfected security interest in the Documentable Vessel. Accordingly, each of the finance companies will make the appropriate filings with the United States Coast Guard in the case of Documentable Vessels. In addition, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a

39

security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

      Priority of security interests in Documentable Vessels is determined by federal law. Under Title 46 of the United States Code, a first preferred ship mortgage supersedes all claims against the vessel, including a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens, which are maritime liens arising before the mortgage is filed with the United States Coast Guard, maritime liens arising from maritime tort, including personal injury and pollution claims, maritime liens for wages of a stevedore employed by or on behalf of the vessel, for wages of the vessel’s crew, for general average and for salvage, including contract salvage. In addition, under the laws of most states, liens for repairs performed on non-maritime assets and equipment and liens for unpaid taxes take priority over even a perfected security interest in equipment.

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes or preferred maritime liens could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very

40

similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications, furniture and fixtures, medical and dental equipment or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

41

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal

42

income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than  1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-

43

Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

(i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

(ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

(iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

(iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

44

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the

45

arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

      This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition,

46

because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

47

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

48

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation

49

of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

50

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

51

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

GE Commercial Finance Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investment Relations
Telephone: (203) 357-4328

52

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	49
CEF	15
Clearstream	27
Code	42
Documentable Vessels	39
DTC	27
Equipment Loans	12
ERISA	49
Euroclear	27
Euroclear Operator	27
foreign person	44
GE Capital	19
IRS	43
LIBOR	25
OID	43
OID Regulations	43
Permitted Investments	33
PTCE	50
Short-Term Note	43
UCC Vessels	39

53

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [                         ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust  -]

[GE Capital Equipment Company, LLC                     -                    ]

Issuer

CEF Equipment Holding, L.L.C.                     ]

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,] [certificates,] which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

                                                  Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                      ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

[Swap Counterparty]	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust

S-1

- ], as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [-] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-2

S-3

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan

S-4

value of $                    measured as of                      ,           .

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the

S-5

swap agreement not including any swap termination payments payable under clause (3) below;

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

S-6

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The

S-7

amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such

S-8

existing or future extensions of credit by the finance companies, which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its

S-9

customary servicing practices for similar loans and the issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting approximately [ ]% of the outstanding principal amount of the equipment loans held by the issuer relate to maritime assets, [ ]% relate to medical and dental equipment and [ ]% relate to transportation equipment. An increase in costs of raw materials such as steel, for example, due to the imposition of tariffs on imported steel may increase the costs of production for manufacturers of maritime assets resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

S-10

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be

S-11

required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-12

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                               , in care of                                         , [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                               [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                                    is the [owner trustee] [managing member]under the [trust] [limited liability company] agreement.                               is a                               , and its principal offices are located at                                . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                               will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [          ] by Standard & Poor’s, and [          ] by Moodys; and a long term credit rating of [          ] by Standard & Poor’s and [          ] by Moodys.

      [                              ], as the swap counterparty to the net swap agreement[s], is a [                              ], and its principal executive offices are located in [                              ]. In the ordinary course of business, it is engaged in a

S-13

general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                              ], based upon information reported by [                              ], [                              ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

THE RECEIVABLES POOL

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”) secured by new or used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of maritime assets, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of medical and dental equipment and not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

S-14

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of                                         ,           are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                              ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases			%

Total		$	100.00%

S-15

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-16

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Maritime Assets
New
Used
Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications Equipment
New
Used
Medical and Dental Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%

S-17

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-18

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

S-19

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

S-20

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

Weighted Average Life of the [Notes] [Certificates]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-     , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                           ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

S-21

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled cash flows from the receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

S-22

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-23

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-24

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                                         ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the

S-25

holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A	,
B	,

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [          %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [          ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                                         , 2000 to but excluding                                         , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                      ,           will apply for the special                                         payment date relating to the Class A Notes.]

S-26

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                    ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $          asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

S-27

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $          and will be entitled to distributions on certificate invested amounts at the rate of      % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of      % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to      % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

S-28

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [     ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable

S-29

during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

S-30

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $          into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $          , which equals      % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all

S-31

additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” ), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code” ) (each a “Benefit Plan” ). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the

S-32

“Regulation” ), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-33

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

S-34

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-35

underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

S-36

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-32

S-37

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.

Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	The Issuers —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans consisting of loans and certain finance lease arrangements secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	5
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	6
The insolvency of an obligor may reduce payments on your securities	7
Possible liability for third party claims may cause payment delays or losses	7
Defaults on the receivables may cause payment delays or losses	8
Transfer of servicing may delay your payments	8
Commingling of payments	8
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	8
Technological obsolescence of equipment may reduce value of collateral	9
CHARACTERISTICS OF THE RECEIVABLES	10
Selection Criteria	10
Interest and Amortization Types	10
Payment Terms	11
Insurance	12
Extension Procedures	12
ORIGINATION OF RECEIVABLES	12
Credit Approval Process	12
Credit Processing	14
Delinquencies and Net Losses	14
Delinquency and Loss Mitigation strategy	15
USE OF PROCEEDS	16
IMPORTANT PARTIES	16
CEF Equipment Holding, L.L.C.	16
GE Capital Corporation	16
The Owner Trustee or Managing Member and The Indenture Trustee	18
DESCRIPTION OF THE NOTES	18
Principal and Interest on the Notes	18
The Indenture	18
DESCRIPTION OF THE CERTIFICATES	23
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	23
Denominations	23
Fixed Rate Securities	23
Floating Rate Securities	23
Indexed Securities	24
Book-Entry Registration	24
Definitive Securities	27
List of Securityholders	28
Reports to Securityholders	28
DESCRIPTION OF THE TRANSACTION AGREEMENTS	29
Regular Sales of Receivables	29
Accounts	30
Servicing Procedures	31
Collections	32
Servicing Compensation	32
Servicing Advances	32
Evidence as to Compliance	32
Appointment of Subservicers	33
Resignation, Liability and Successors of the Servicer	33
Servicer Default	33

ii

Rights Upon Servicer Default	33
Waiver of Past Defaults	34
Amendment	34
Termination	34
Administration Agreement	35
Swap Agreements	35
CREDIT AND CASH FLOW ENHANCEMENT	35
LEGAL ASPECTS OF THE RECEIVABLES	36
Bankruptcy Considerations Relating to the Finance Companies	36
Perfection and Priority With Respect to Receivables	36
Security Interests in Financed Equipment	37
Security Interests in Leased Equipment	38
Repossession	38
Notice of Sale; Redemption Rights	38
Uniform Commercial Code Considerations	39
Deficiency Judgments and Excess Proceeds; Other Limitations	39
U.S. FEDERAL INCOME TAX CONSEQUENCES	39
Tax Characterization of the Issuer	40
Tax Consequences to Holders of the Notes	40
Tax Consequences to Holders of the Certificates	43
STATE TAX CONSEQUENCES	47
ERISA CONSIDERATIONS	47
PLAN OF DISTRIBUTION	48
LEGAL OPINIONS	48
WHERE YOU CAN FIND MORE INFORMATION	48
INDEX OF TERMS	50

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request,

4

the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.	Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

5

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

6

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to

7

perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio.

8

There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

9

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans” ) secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by new or used transportation equipment exceed 49% of the outstanding principal balance of the receivables pool and in no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool, in each case, as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.

10

This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

      Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

      Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment

11

terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days’ prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation with modifications for particular assets.

•	They acquire portfolios of receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

12

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

13

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on Experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates management of client risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

      The maximum amount that a finance company will finance under a receivable varies based on the obligor’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

14

Delinquency and Loss Mitigation Strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

     Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

     Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a

15

restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit

16

insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/ leaseback offerings.

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

17

The Owner Trustee or Managing Member and the Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and

18

the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(8) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(9) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(10) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

(11) mortgaging or pledging any property to or with the applicable indenture trustee;

(12) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(13) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(14) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(15) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of

19

1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

20

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

      In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

21

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

22

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

23

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

24

Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

25

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment

26

date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

      If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be

27

made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class or securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

28

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this

29

sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

30

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the closing date; or

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

31

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

32

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights Upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding

33

principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

34

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

35

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates) could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority With Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance

36

company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located.

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

37

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

38

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary

39

which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than  1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these

40

conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

      (ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

41

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding

42

requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

43

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your

44

tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee,

45

the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

46

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.
      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be

47

considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

48

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

          GE Commercial Finance Capital Markets Group

          201 High Ridge Road
          Stamford, CT 06927
          Attention:     Manager, Investor Relations
          Telephone:     (203) 357-4328

49

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	50
CEF	15
Clearstream	27
Code	43
DTC	27
Equipment Loans	13
ERISA	50
Euroclear	27
Euroclear Operator	27
foreign person	45
GE Capital	19
IRS	43
LIBOR	26
OID	44
OID Regulations	44
Permitted Investments	33
PTCE	51
Short-Term Note	44

50

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [                         ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT (EXCEPT MARITIME AND MEDICAL AND
DENTAL EQUIPMENT) LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust                     -                    ]

[GE Capital Equipment Company, LLC                     ]

Issuer

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,][certificates,]which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

                                                  Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                     ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ”Index of Terms” beginning on page S-     in this prospectus supplement and under the caption ”Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as ”anticipate,” ”believe,” ”plan,” ”estimate,” ”expect,” ”intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

Swap Counterparty	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust -

S-1

], as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [-] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-2

S-3

S-4

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See ”Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan

S-5

value of $                    measured as of                      ,           .

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the

S-6

swap agreement not including any swap termination payments payable under clause (3) below;

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under ”Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See ”Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold ”plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See ”ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the ”A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

S-7

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The

S-8

amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies,

S-9

which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the

S-10

issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting approximately [ ]% of the outstanding principal amount of the equipment loans held by the issuer relate to transportation equipment. An increase in costs of raw materials such as steel, for example, due to the imposition of tariffs on imported steel may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

S-11

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance.

Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available

S-12

to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-13

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                     , in care of                     , [as owner trustee] [managing member], at the address listed below under “— The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                     [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                          is the [owner trustee] [managing member]under the [trust] [limited liability company] agreement.                     is a                     , and its principal offices are located at                     . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [          ] by Standard & Poor’s, and [          ] by Moodys; and a long term credit rating of [          ] by Standard & Poor’s and [          ] by Moodys.

      [                    ], as the swap counterparty to the net swap agreement[s], is a [                    ], and its principal executive offices are located in [                    ]. In the ordinary course of business, it is engaged in a general

S-14

commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                    ], based upon information reported by [                    ], [                    ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

The Receivables Pool

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”) secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment and not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

S-15

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of                     ,                     are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                    ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases			%

Total		$	100.00%

S-16

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-17

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/Pharmaceuticals
Services

Total		$	100.00%

S-18

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-19

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

S-20

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

S-21

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

Weighted Average Life of the [Notes] [Certificates]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-                              , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements — Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                     ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

S-22

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled Cash Flows From the Receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

S-23

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-24

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-25

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                               ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the

S-26

holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A
B

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                     , 2000 to but excluding                     , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                     ,           will apply for the special                     payment date relating to the Class A Notes.]

S-27

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                              ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $                     asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

S-28

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $                    and will be entitled to distributions on certificate invested amounts at the rate of           % per annum [, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of           % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to           % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

S-29

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [          ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable

S-30

during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

S-31

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $                    into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $                    , which equals           % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

S-32

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA” ), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code” ) (each a “Benefit Plan” ). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

S-33

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation” ), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-34

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

S-35

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-36

underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

S-37

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-33

S-38

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.
Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	The Issuers —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans consisting of loans and certain finance lease arrangements secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
Possible changes in federal health care regulations may impair obligors’ ability to make payments	5
Conditional payments on medical and dental equipment may impact payment on your securities	6
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	6
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	7
The insolvency of an obligor may reduce payments on your securities	7
Possible liability for third party claims may cause payment delays or losses	8
Defaults on the receivables may cause payment delays or losses	8
Transfer of servicing may delay your payments	8
Commingling of payments	9
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	9
Technological obsolescence of equipment may reduce value of collateral	9
CHARACTERISTICS OF THE RECEIVABLES	10
Selection Criteria	10
Interest and Amortization Types	10
Payment Terms	11
Insurance	12
Extension Procedures	12
ORIGINATION OF RECEIVABLES	13
Credit Approval Process	13
Credit Processing	14
Delinquencies and Net Losses	15
Delinquency and Loss Mitigation strategy	15
USE OF PROCEEDS	16
IMPORTANT PARTIES	16
CEF Equipment Holding, L.L.C.	16
GE Capital Corporation	17
The Owner Trustee or Managing Member and The Indenture Trustee	18
DESCRIPTION OF THE NOTES	18
Principal and Interest on the Notes	19
The Indenture	19
DESCRIPTION OF THE CERTIFICATES	21
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	21
Denominations	21
Fixed Rate Securities	21
Floating Rate Securities	24
Indexed Securities	24
Book-Entry Registration	25
Definitive Securities	27
List of Securityholders	28
Reports to Securityholders	28
DESCRIPTION OF THE TRANSACTION AGREEMENTS	29
Regular Sales of Receivables	30
Accounts	30
Servicing Procedures	32
Collections	32
Servicing Compensation	32
Servicing Advances	32

ii

Evidence as to Compliance	33
Appointment of Subservicers	33
Resignation, Liability and Successors of the Servicer	33
Servicer Default	34
Rights upon Servicer Default	34
Waiver of Past Defaults	34
Amendment	34
Termination	35
Administration Agreement	35
Swap Agreements	35
CREDIT AND CASH FLOW ENHANCEMENT	35
LEGAL ASPECTS OF THE RECEIVABLES	36
Bankruptcy Considerations Relating to the Finance Companies	36
Perfection and Priority with Respect to Receivables	37
Security Interests in Financed Equipment	37
Security Interests in Leased Equipment	38
Repossession	38
Notice of Sale; Redemption Rights	39
Uniform Commercial Code Considerations	39
Deficiency Judgments and Excess Proceeds; Other Limitations	39
U.S. FEDERAL INCOME TAX CONSEQUENCES	40
Tax Characterization of the Issuer	40
Tax Consequences to Holders of the Notes	41
Tax Consequences to Holders of the Certificates	43
STATE TAX CONSEQUENCES	47
ERISA CONSIDERATIONS	47
PLAN OF DISTRIBUTION	48
LEGAL OPINIONS	49
WHERE YOU CAN FIND MORE INFORMATION	49
INDEX OF TERMS	50

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request,

4

the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Possible changes in federal health care regulations may impair obligors’ ability to make payments.	In recent years, Congress has considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Legislation adopted this year or thereafter may affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their payments.

Financing services provided by CEF and other finance companies may also need to change as a result of changes in such regulations and policies. Such changes could affect the financial well-being of several obligors or of CEF and other finance companies. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the ability of such parties to satisfy their payment obligations.

5

Conditional payments on medical and dental equipment loans may impact payment on your securities.	Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition payments on their loans on the availability of budgeted funds. If these receivables are part of the equipment pool and such budgeted funds are not available, the servicer or indenture trustee may be forced to repossess the related equipment and noteholders may experience delays and/or losses in payment of principal and interest.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.

Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

6

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the

7

issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information

8

regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guaranty that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

9

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans”) secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by new or used transportation equipment exceed 49% of the outstanding principal balance of the receivables pool and in no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.

10

This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

      Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

      Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment

11

terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days’ prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

12

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment using standard documentation with modifications for particular assets.

•	They acquire Equipment Loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

13

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on Experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates management of client risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

14

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

Delinquency and Loss Mitigation strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

15

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

16

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/ leaseback offerings.

17

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

The Owner Trustee or Managing Member and the Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and

18

indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(3) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

19

(4) mortgaging or pledging any property to or with the applicable indenture trustee;

(5) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of

20

the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

      In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

21

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such

22

ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

23

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date

24

would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./ N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash

25

from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are

26

credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a

27

successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

      If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

28

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of

29

which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

30

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the closing date; or

31

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the

32

amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

33

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or

34

accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to

35

the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates)

36

could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority with Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located.

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

37

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications, furniture and fixtures, medical and dental equipment or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform

38

self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases,

39

some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the

40

receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not

41

previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

      (ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who

42

provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. Backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed

43

payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

44

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The

45

tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the

46

issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing

47

member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

48

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

GE Commercial Finance Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investor Relations
Telephone: (203) 357-4328

49

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	47
CEF	13
Clearstream	25
Code	40
DTC	25
Equipment Loans	10
ERISA	47
Euroclear	25
Euroclear Operator	25
foreign person	42
GE Capital	17
IRS	40
LIBOR	23
OID	41
OID Regulations	41
Permitted Investments	31
PTCE	48
Short-Term Note	41

50

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [                         ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT (EXCEPT MARITIME) LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust                     -                    ]

[GE Capital Equipment Company, LLC]

Issuer

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,][certificates,]which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

                                                  Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                      ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

Swap Counterparty	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ],

S-1

as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [ ] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-2

S-3

S-4

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan value of $                    measured as of                     ,           .

S-5

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (3) below;

S-6

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

S-7

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The

S-8

amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such

S-9

existing or future extensions of credit by the finance companies, which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance

S-10

with its customary servicing practices for similar loans and the issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in particular industries may adversely affect your investment.	If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting approximately [ ]% of the outstanding principal amount of the equipment loans held by the issuer relate to transportation equipment, and [ ]% relate to medical and dental equipment. An increase in costs of raw materials may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

S-11

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be

S-12

required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-13

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                               , in care of                                                             , [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                               [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                          is the [owner trustee] [managing member]under the [trust] [limited liability company] agreement.                     is a                     , and its principal offices are located at                                         . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [                    ] by Standard & Poor’s, and [                    ] by Moodys; and a long term credit rating of [                    ] by Standard & Poor’s and [                    ] by Moodys.

      [                    ], as the swap counterparty to the net swap agreement[s], is a [                    ], and its principal executive offices are located in [                    ]. In the ordinary course of business, it is engaged in a general

S-14

commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                    ], based upon information reported by [                    ], [                    ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

THE RECEIVABLES POOL

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”) secured by new or used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of medical and dental equipment and not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

S-15

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of                               ,           are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                              ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases	—	—	%

Total		$	100.00%

S-16

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-17

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications
Equipment
New
Used
Medical and Dental Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/ Pharmaceuticals
Services

Total		$	100.00%

S-18

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-19

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

S-20

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

S-21

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-     , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements—Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                     ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

S-22

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled cash flows from the receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

S-23

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-24

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-25

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                               ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the

S-26

holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A	,
B	,

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                     , 2000 to but excluding                     , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                     ,           will apply for the special                     payment date relating to the Class A Notes.]

S-27

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                    ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $           asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

S-28

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $                    and will be entitled to distributions on certificate invested amounts at the rate of        % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of        % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to        % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

S-29

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [          ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable

S-30

during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

S-31

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $                    into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $                    , which equals           % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

S-32

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

S-33

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-34

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-35

underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount per
	Discounts and	$1,000 of
	Commissions	Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-36

underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

S-37

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-33

S-38

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.
Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	The Issuers —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans, 49% or more of which will consist of loans and certain finance lease arrangements secured by new or used transportation equipment and the remainder of which will consist of loans and certain finance lease arrangements secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
Possible changes in federal health care regulations may impair obligors’ ability to make payments	5
Conditional payments on medical and dental equipment may impact payment on your securities	6
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	6
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	7
The insolvency of an obligor may reduce payments on your securities	7
Possible liability for third party claims may cause payment delays or losses	8
Defaults on the receivables may cause payment delays or losses	8
Transfer of servicing may delay your payments	9
Commingling of payments	9
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	9
Technological obsolescence of equipment may reduce value of collateral	9
CHARACTERISTICS OF THE RECEIVABLES	10
Selection Criteria	10
Interest and Amortization Types	10
Payment Terms	11
Insurance	12
Extension Procedures	12
ORIGINATION OF RECEIVABLES	13
Credit Approval Process	13
Credit Authorities	14
Delinquencies and Net Losses	15
Delinquency and Loss Mitigation Strategy	15
USE OF PROCEEDS	16
IMPORTANT PARTIES	16
CEF Equipment Holding, L.L.C.	16
GE Capital Corporation	17
The Owner Trustee or Managing Member and the Indenture Trustee	18
DESCRIPTION OF THE NOTES	18
Principal and Interest on the Notes	19
The Indenture	19
DESCRIPTION OF THE CERTIFICATES	23
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	23
Denominations	23
Fixed Rate Securities	23
Floating Rate Securities	24
Indexed Securities	24
Book-Entry Registration	25
Definitive Securities	27
List of Securityholders	28
Reports to Securityholders	28
DESCRIPTION OF THE TRANSACTION AGREEMENTS	29
Regular Sales of Receivables	30
Accounts	30
Servicing Procedures	32
Collections	32
Servicing Compensation	32
Servicing Advances	32

ii

Evidence as to Compliance	33
Appointment of Subservicers	33
Resignation, Liability and Successors of the Servicer	33
Servicer Default	34
Rights upon Servicer Default	34
Waiver of Past Defaults	34
Amendment	34
Termination	35
Administration Agreement	35
Swap Agreements	35
CREDIT AND CASH FLOW ENHANCEMENT	35
LEGAL ASPECTS OF THE RECEIVABLES	36
Bankruptcy Considerations Relating to the Finance Companies	36
Perfection and Priority with Respect to Receivables	37
Security Interests in Financed Equipment	37
Security Interests in Leased Equipment	38
Repossession	38
Notice of Sale; Redemption Rights	39
Uniform Commercial Code Considerations	39
Deficiency Judgments and Excess Proceeds; Other Limitations	39
U.S. FEDERAL INCOME TAX CONSEQUENCES	40
Tax Characterization of the Issuer	40
Tax Consequences to Holders of the Notes	41
Tax Consequences to Holders of the Certificates	43
STATE TAX CONSEQUENCES	47
ERISA CONSIDERATIONS	47
PLAN OF DISTRIBUTION	48
LEGAL OPINIONS	49
WHERE YOU CAN FIND MORE INFORMATION	49
INDEX OF TERMS	50

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request,

4

the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

Possible changes in federal health care regulations may impair obligors’ ability to make payments.	In recent years, Congress has considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Legislation adopted this year or thereafter may affect the regulation, the availability, the pricing or the reimbursement of health care products and services provided by an obligor and hence the ability of obligors to make their payments.

Financing services provided by CEF and other finance companies may also need to change as a result of changes in such regulations and policies. Such changes could affect the financial well-being of several obligors or of CEF and other finance companies. No one can accurately predict the effect, if any, that any such legislation or regulations will have on the ability of such parties to satisfy their payment obligations.

5

Conditional payments on medical and dental equipment loans may impact payment on your securities.	Certain governmental and quasi-governmental entities, like municipalities and public hospitals, condition payments on their loans on the availability of budgeted funds. If these receivables are part of the equipment pool and such budgeted funds are not available, the servicer or indenture trustee may be forced to repossess the related equipment and noteholders may experience delays and/or losses in payment of principal and interest.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.

Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. These could be fairly substantial, particularly in the case of certain medical equipment such as magnetic resonance imaging equipment. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the

6

security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the

7

underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

8

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guaranty that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

9

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made.

10

This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

      Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

      Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment

11

terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

12

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment using standard documentation with modifications for particular assets.

•	They acquire Equipment Loans originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average credit approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

13

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on Experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

14

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates proactive management of credit risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

Delinquency and Loss Mitigation Strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional

15

office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

16

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/ leaseback offerings.

17

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

The Owner Trustee or Managing Member and The Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and

18

indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(3) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

19

(4) mortgaging or pledging any property to or with the applicable indenture trustee;

(5) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of

20

the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

      In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

21

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such

22

ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

23

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date

24

would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./ N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash

25

from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are

26

credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a

27

successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

      If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

28

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of

29

which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

30

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the closing date; or

31

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the

32

amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

33

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or

34

accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to

35

the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates)

36

could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority with Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located.

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

37

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications, furniture and fixtures, medical and dental equipment or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform

38

self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases,

39

some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the

40

receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not

41

previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

      (ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who

42

provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed

43

payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

44

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The

45

tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the

46

issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing

47

member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

48

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

          GE Commercial Finance Capital Markets Group

          201 High Ridge Road
          Stamford, CT 06927
          Attention:     Manager, Investor Relations
          Telephone:     (203) 357-4328

49

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	47
CEF	13
Clearstream	24
Code	39
DTC	24
Equipment Loans	10
ERISA	47
Euroclear	24
Euroclear Operator	24
foreign person	41
GE Capital	17
IRS	40
LIBOR	23
OID	40
OID Regulations	40
Permitted Investments	30
PTCE	47
Short-Term Note	41

50

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [                         ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT (PRIMARILY TRANSPORTATION EQUIPMENT AND
NO MARITIME ASSETS) LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust                     -                    ]

[GE Capital Equipment Company, LLC]

Issuer

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,][certificates,]which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

                                                  Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                      ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

Swap Counterparty	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ],

S-1

as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [ ] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

S-2

S-3

S-4

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan value of $                    measured as of                     ,           .

S-5

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (3) below;

S-6

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

S-7

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The

S-8

amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such

S-9

existing or future extensions of credit by the finance companies, which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance

S-10

with its customary servicing practices for similar loans and the issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in the transportation industry may adversely affect your investment.	If the transportation industry experiences adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting 49% or more of the outstanding principal amount of the equipment loans held by the issuer relate to transportation equipment and [ ]% relate to medical and dental equipment. An increase in costs of raw materials may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

S-11

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be

S-12

required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

S-13

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                               , in care of                                                             , [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                               [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                          is the [owner trustee] [managing member]under the [trust] [limited liability company] agreement.                     is a                     , and its principal offices are located at                                         . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [                    ] by Standard & Poor’s, and [                    ] by Moodys; and a long term credit rating of [                    ] by Standard & Poor’s and [                    ] by Moodys.

      [                    ], as the swap counterparty to the net swap agreement[s], is a [                    ], and its principal executive offices are located in [                    ]. In the ordinary course of business, it is engaged in a general

S-14

commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                    ], based upon information reported by [                    ], [                    ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

THE RECEIVABLES POOL

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment and, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of medical and dental equipment. not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

S-15

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of                               ,           are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                              ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases	—	—	%

Total		$	100.00%

S-16

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

S-17

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications
Equipment
New
Used
Medical and Dental Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/ Pharmaceuticals
Services

Total		$	100.00%

S-18

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

S-19

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

S-20

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, medical and dental equipment and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

S-21

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-     , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements—Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                     ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

S-22

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled cash flows from the receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

S-23

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-24

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

S-25

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                               ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the

S-26

holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A	,
B	,

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                     , 2000 to but excluding                     , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                     ,           will apply for the special                     payment date relating to the Class A Notes.]

S-27

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                    ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $           asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

S-28

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $                    and will be entitled to distributions on certificate invested amounts at the rate of        % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of        % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to        % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

S-29

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [          ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable

S-30

during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

S-31

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $                    into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $                    , which equals           % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

S-32

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

S-33

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

S-34

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-35

underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount per
	Discounts and	$1,000 of
	Commissions	Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those

S-36

underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

S-37

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-33

S-38

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GE Capital Equipment Issuers
Asset Backed Notes
Asset Backed Certificates

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

Consider carefully the risk factors beginning on page 2 in this prospectus and page S-9 in your prospectus supplement.
Notes in your series represent debt obligations only of the issuer that issues them. Certificates in your series will represent ownership interests only in the issuer that issues them. No one else is liable for the payments or distributions due on your securities.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.	The Issuers —
     • We, CEF Equipment Holding, L.L.C., will form a new trust or limited liability company to issue each series of securities offered by this prospectus.
     • The assets of each issuer:
       • will be those described below and will primarily be a pool of equipment loans, 49% or more of which will consist of loans and certain finance lease arrangements secured by new or used transportation equipment and the remainder of which will consist of loans and certain finance lease arrangements secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.
       • will also include amounts on deposit in specified bank accounts and may also include other credit enhancements.
The Securities —
     • will be asset-backed securities issued periodically in designated series of one or more classes.
• if offered by this prospectus, will be rated in one of the four highest long-term rating categories or the highest short-term rating category by at least one nationally recognized rating agency.

      Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 13, 2004

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

      We tell you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the timing of interest and principal payments on notes and the timing of distributions on certificates;

•	the priority of interest and principal payments on notes and the priority of distributions on certificates;

•	financial and other information about the receivables;

•	information about credit enhancement for each class;

•	the ratings of each class; and

•	the method for selling the securities.

      If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

i

RISK FACTORS	2
You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended	2
State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables	3
Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities	3
Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities	4
The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities	5
A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities	6
Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses	6
The insolvency of an obligor may reduce payments on your securities	7
Possible liability for third party claims may cause payment delays or losses	7
Defaults on the receivables may cause payment delays or losses	8
Transfer of servicing may delay your payments	8
Commingling of payments	8
Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels	8
Technological obsolescence of equipment may reduce value of collateral	9
CHARACTERISTICS OF THE RECEIVABLES	10
Selection Criteria	10
Interest and Amortization Types	10
Payment Terms	11
Insurance	12
Extension Procedures	12
ORIGINATION OF RECEIVABLES	13
Credit Approval Process	13
Credit Processing	14
Delinquencies and Net Losses	15
Delinquency and Loss Mitigation strategy	15
USE OF PROCEEDS	16
IMPORTANT PARTIES	16
CEF Equipment Holding, L.L.C.	16
GE Capital Corporation	17
The Owner Trustee or Managing Member and The Indenture Trustee	18
DESCRIPTION OF THE NOTES	18
Principal and Interest on the Notes	19
The Indenture	19
DESCRIPTION OF THE CERTIFICATES	23
ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES	23
Denominations	23
Fixed Rate Securities	23
Floating Rate Securities	24
Indexed Securities	24
Book-Entry Registration	25
Definitive Securities	27
List of Securityholders	28
Reports to Securityholders	28
DESCRIPTION OF THE TRANSACTION AGREEMENTS	29
Regular Sales of Receivables	30
Accounts	30
Servicing Procedures	32
Collections	32
Servicing Compensation	32
Servicing Advances	32
Evidence as to Compliance	33
Appointment of Subservicers	33
Resignation, Liability and Successors of the Servicer	33
Servicer Default	34

ii

Rights upon Servicer Default	34
Waiver of Past Defaults	34
Amendment	34
Termination	35
Administration Agreement	35
Swap Agreements	35
CREDIT AND CASH FLOW ENHANCEMENT	35
LEGAL ASPECTS OF THE RECEIVABLES	36
Bankruptcy Considerations Relating to the Finance Companies	36
Perfection and Priority with Respect to Receivables	37
Security Interests in Financed Equipment	37
Security Interests in Leased Equipment	38
Repossession	38
Notice of Sale; Redemption Rights	39
Uniform Commercial Code Considerations	39
Deficiency Judgments and Excess Proceeds; Other Limitations	39
U.S. FEDERAL INCOME TAX CONSEQUENCES	40
Tax Characterization of the Issuer	40
Tax Consequences to Holders of the Notes	41
Tax Consequences to Holders of the Certificates	43
STATE TAX CONSEQUENCES	47
ERISA CONSIDERATIONS	47
PLAN OF DISTRIBUTION	48
LEGAL OPINIONS	49
WHERE YOU CAN FIND MORE INFORMATION	49
INDEX OF TERMS	50

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

      Each series of securities will be issued by a separate issuer and will include:

•	one or more classes of notes, representing debt of the issuer; and/or

•	one or more classes of certificates, representing ownership interests in the issuer.

      Payments on any certificates issued by an issuer will be subordinate in priority to payments on the related notes. In addition, if a series includes two or more classes of notes, each class of notes may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amount of payments in respect of principal or interest and if a series includes two or more classes of certificates, each class of certificates may differ as to timing and priority of distributions, seniority, allocations of losses, distribution rates or distributions of invested amounts in respect of capital. We will disclose the details of these timing, priority and other matters in a prospectus supplement.

      The primary assets of each issuer will be a pool of receivables. Each issuance may also include spread accounts or other credit enhancements for the benefit of some or all of the issuer’s securities.

      We will sell receivables to each issuer on the issuance date for that issuer’s securities. In addition, to the extent described in the related prospectus supplement, each issuer will have a pre-funding period. In that case, a portion of the cash raised from the issuance of the related securities will be placed in a pre-funding account. The issuer will use that cash to buy additional receivables from us during a pre-funding period, which will last not more than one year from the related closing date.

      Each issuer’s receivables will be originated directly or indirectly by, or purchased by GE Capital and any other affiliated finance companies as may be specified in your prospectus supplement. We will buy those receivables, directly or indirectly, from the finance companies.

      GE Capital or any other eligible servicer will service receivables that are transferred to the issuers under a servicing agreement entered into by each issuer, subject to removal upon specified servicer defaults. GE Capital or any other eligible administrator will also act as administrator for each issuer.

1

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the securities.

You will bear the reinvestment risk and other interest rate risk if receivables are prepaid, repurchased or extended.	The principal payment on any series of notes or the distributions of the invested amounts of any series of certificates on any payment date will depend mostly upon the amount of collections received on that issuer’s receivables during the prior calendar month. As a result, the rate at which payments on the receivables are received will affect the rate at which principal or any invested amount is paid or distributed on the related securities. Each receivable has a fixed payment schedule, but the actual rate at which payments are received may vary from that schedule for a number of reasons.

• Receivables may be voluntarily prepaid, in full or in part, or obligors may be required to prepay receivables as a result of defaults, casualties to the related equipment, death of an obligor or other reasons. Prepayment rates may be influenced by a variety of factors, and we cannot predict them with any certainty.

• Upon request of the issuer, under certain circumstances we or the servicer of the receivables may be required to repurchase one or more receivables from an issuer. In that case, the repurchase price received by the issuer will be treated like a prepayment of the receivable. This would happen if we, at the time we sell receivables to the issuer, or a finance company, at the time it sold receivables to us, made inaccurate representations about a receivable or if the servicer fails to maintain the issuer’s perfected security interest in certain types of property.

• We may purchase all of an issuer’s receivables after the issuer’s receivables have paid down to 10% of their aggregate pool balance as of the time they were transferred to the issuer. In this case, the purchase price received by the issuer will be treated like a prepayment of the remaining receivables.

Each prepayment, repurchase or purchase will shorten the average life of the related securities. On the other hand, the payment schedule under a receivable may be extended or revised, which may lengthen the average life of the related securities.

You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of receivables held by your issuer. If you purchase a security at a discount, you should consider the risk that a slower than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield. Conversely, if you purchase a security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your notes or distributions of the invested amounts of your certificates could result in an actual yield that is less than the anticipated yield.

2

State laws and other factors may impede recovery efforts and affect your issuer’s ability to recover the full amount due on the receivables.	State laws impose requirements and restrictions on foreclosure sales and obtaining deficiency judgments and may prohibit, limit or delay repossession and sale of equipment to recover losses on non-performing receivables.

Additional factors that may affect your issuer’s ability to recoup the full amount due on a receivable include

• depreciation;

• obsolescence;

• damage or loss of any item of equipment; and

• the application of federal and state bankruptcy and insolvency laws.

As a result, you may be subject to delays in receiving payments on your securities.

Failure to perfect the assignment of a security interest in any of the equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the equipment and could result in losses on your securities.	One or more of the finance companies will sell the receivables to us and will also assign the related security interests in the equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the equipment to the issuer which will, in turn, pledge the receivables and related security interests in the equipment to the indenture trustee for your benefit. We will agree to file appropriate financing statements under the applicable uniform commercial code to perfect the security interest of the indenture trustee for your benefit. Our failure to file appropriate financing statements may result in neither the issuer nor the indenture trustee, having a first priority perfected security interest in the related equipment. As liquidated damages, upon request of the issuer, we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or indenture trustee are materially and adversely affected by our failure to obtain a first priority perfected security interest in the name of the indenture trustee in the related equipment, if such failure is not cured within the applicable grace period. Upon our request, the applicable finance company will have a corresponding purchase obligation with respect to its transfer to us of the receivables.

As liquidated damages, upon request of the issuer, the servicer will also be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the equipment securing such receivable, if such failure materially and adversely affects the interest of the issuer or the indenture

3

trustee in such receivable and if such failure is not cured within the applicable grace period.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in the equipment, the ability to realize on the equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, the issuer or the indenture trustee will have a prior claim over subsequent purchasers of the equipment and holders of subsequently perfected security interests. However, as against liens for repairs of equipment and related equipment or for taxes unpaid by an obligor under a receivable, or claims for fraud or negligence, the issuer or the indenture trustee could lose the priority of its security interest or its security interest in the equipment. We will not have any obligation to repurchase a receivable as to which any of these occurrences results in the issuer or the indenture trustee losing the priority of its security interest or its security interest in the equipment after the date the security interest was assigned to the issuer or the indenture trustee.

Failure to perfect the assignment of a security interest in any of the transportation equipment could adversely affect the issuer’s ability or the indenture trustee’s ability, upon exercising remedies under the indenture, to realize on the transportation equipment and could result in losses on your securities.	To the extent any of the equipment loans are secured by the transportation equipment, one or more of the finance companies will sell the receivables to us and will also assign the related security interests in the transportation equipment to us. In connection with our sale of the receivables to the issuer, we will also assign the related security interests in the transportation equipment to the issuer which will, in turn, pledge the receivables and assign the related security interests in the transportation equipment to the indenture trustee. The servicer will maintain on our behalf, physical possession of each receivable and any certificate of title relating to the applicable transportation equipment. Due to administrative burdens and expense, any certificates of title to the transportation equipment will not be amended or reissued to reflect the assignment to the issuer or the pledge to the indenture trustee. In the absence of such an amendment to any certificate of title, depending upon the particular state at issue, it is possible that neither the issuer nor the indenture trustee, will obtain a perfected security interest in the transportation equipment securing the receivables. As liquidated damages, upon request of the issuer we will be obligated to purchase any receivable that we sold to the issuer, and for which the interests of the issuer or the indenture trustee are materially and adversely affected by our failure to obtain a perfected security interest in our name in the transportation equipment relating to such receivable on the closing date, if such failure is not cured within the applicable grace period. Upon our request,

4

the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

As liquidated damages, upon request of the issuer, the servicer will be obligated to purchase any receivable sold to the issuer by us for which the servicer fails to maintain a perfected security interest in the transportation equipment securing such receivable (other than as a result of the failure to retitle the lienholder interest in the name of the indenture trustee), if such failure materially and adversely affects the interest of the issuer or the indenture trustee in such receivable and if such failure is not cured within the applicable grace period. There can be no assurance, however, that we or the servicer, as the case may be, will have the funds available to make any such purchase.

If the issuer or the indenture trustee, upon exercising remedies under the indenture, does not have a first priority perfected security interest in any transportation equipment, the ability to realize on such transportation equipment in the event of a default may be adversely affected. To the extent the issuer’s security interest in any transportation equipment and the assignment thereof are perfected, the issuer will have a prior claim over subsequent purchasers of such transportation equipment and holders of a subsequently perfected security interest. However, as against liens for repairs or unpaid storage charges of any transportation equipment or for taxes by an obligor under a receivable or against any transportation equipment, or through fraud or negligence, the indenture trustee or the issuer could lose the priority of its security interest or lose its security interest in such transportation equipment. Notwithstanding the foregoing, neither we nor the servicer will have any obligation to purchase a receivable as to which any of the aforementioned occurrences result in the issuer’s losing the priority of its security interest or its security interest in such transportation equipment due to the creation of such a lien, or as a result of fraud or negligence (other than our fraud or negligence or the fraud or negligence of the servicer as the case may be) which is proven to have occurred after the closing date.

The costs involved in repossessing the equipment upon an obligor default could result in reduced or delayed payments on your securities.

Upon a default under an equipment loan, the servicer has the right to enforce the issuer’s security interest in the related equipment. If a defaulting obligor contests the enforcement of a security interest, it may be difficult, expensive and time-consuming to exercise these rights.

Direct costs may be incurred in connection with repossession of the equipment, which include legal and similar costs and the costs of necessary maintenance to make the equipment available for sale. In connection with the repossession of the equipment, all outstanding mechanic’s and other liens may be required to be paid as well as, in some jurisdictions, taxes to the extent not paid by the obligor.

5

The exercise of rights and remedies (including repossession) upon an obligor default under an equipment loan may also be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the equipment. Accordingly, the issuer may be delayed in, or prevented from enforcing, certain of its rights under an equipment loan and in selling the related equipment. These limitations and delays could adversely affect the issuer’s ability to make payments on the securities and therefore reduce or delay the amounts available for distribution to you on your securities.

A failure on the part of the obligors under the contracts to keep the equipment free from liens could adversely affect any repossession of the equipment and result in reduced or delayed payments on your securities.	Liens and other charges of detention are likely to arise over the life of the equipment. The sums for which these liens can be asserted may be substantial and in some jurisdictions may exceed the value of the charges incurred by the equipment in respect of which the lien is being asserted. Lienholders may have rights to detain or even, in some circumstances, sell or cause the forfeiture of the equipment. These rights, as well as, in some jurisdictions, repairer’s charges and similar mechanic’s liens, may have priority over the security interest of the issuer or the indenture trustee in the equipment subject to the receivables.

Under the terms of the receivables, the obligors will be required to bear responsibility for and discharge all liens of this nature arising during the term of their contracts. However, we cannot assure you that the obligors will comply with their obligations, and any failure to remove a lien could adversely affect the servicer’s ability to repossess or resell the equipment if an obligor defaults.

Our bankruptcy or the bankruptcy of a finance company may cause payment delays or losses.	The finance companies will sell receivables to us, directly or indirectly, and we will in turn sell those receivables to each issuer. We intend to structure these transfers in a manner designed to ensure that they are treated as “true sales,” rather than secured loans. However, a court could conclude that we or a finance company effectively still own the receivables supporting any series of securities. This could happen if a court presiding over our bankruptcy or the bankruptcy of a finance company were to conclude either that the transfers referred to above were not “true sales” or that the bankrupt party and the owner of the receivables should be treated as the same person for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

• the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral;

6

• tax or government liens on a finance company’s or our property that arose prior to the transfer of a receivable to the issuer having a right to be paid from collections before the collections are used to make payments on the securities; or

• the fact that the issuer might not have a perfected interest in (a) some equipment subject to certificate of title statutes or (b) any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “Description of the Transaction Agreements — Collections” for a description of the time the servicer is allowed to commingle collections with its funds.

The insolvency of an obligor may reduce payments on your securities.	If an obligor becomes a debtor in federal bankruptcy proceedings or any similar applicable state law, the issuer may be delayed or prevented from enforcing certain of its rights under the equipment loans and obtaining possession of the equipment from the obligor.

For any equipment loan, the issuer will have a bankruptcy claim equal to the outstanding amount of the loan to the obligor. If the issuer’s security interest in the equipment was not perfected (or such perfection has been permitted to lapse), the issuer will have an unsecured claim against the obligor in the outstanding amount of its loan and will have no right to obtain possession of the underlying equipment. On the other hand, if the issuer’s security interest in the equipment was properly perfected and of first priority, and that perfection and priority has been maintained, the issuer will have a secured claim to the extent of the value of the equipment and an unsecured claim for the remainder. If the issuer has a valid secured claim, it will be difficult to predict in any given case whether the issuer will be able to obtain bankruptcy court permission to obtain relief from the automatic stay and regain possession of the equipment and the length of time it will take to obtain such permission. In the meantime, however, the bankruptcy court may: (1) order the obligor to make a cash payment or periodic cash payments to the issuer as adequate protection for a decrease in value of the issuer’s interest in the equipment while the automatic stay is in effect; (2) substitute other collateral for the equipment so long as such substitute collateral provides adequate protection for the issuer’s interests; or (3) grant other relief as the court deems will result in the realization by the issuer of the indubitable equivalent of the issuer’s interest in the equipment.

Possible liability for third party claims may cause payment delays or losses.	The transfers of receivables from the finance companies to us and from us to each issuer are intended to reduce the possibility that cash flows from the receivables will be subject to claims other than the rights of investors in the securities issued by the issuer and of the parties to the applicable transaction agreements. However, to the extent that a finance company violates federal or state laws applicable to the receivables, an issuer could be liable to the obligor, as an assignee of any of the affected receivables. Under the related transaction agreements, we must repurchase any affected receivable from the issuer. However, if we fail for any reason to

7

perform our repurchase obligation, you could experience delays or reductions in payments on your securities as a result of any liabilities imposed upon your issuer.

Defaults on the receivables may cause payment delays or losses.	The notes of your series will represent debt obligations solely of your issuer and the certificates of your series will represent ownership interests solely in your issuer. The notes and certificates in your series will not be insured by any of us, the servicer, the sub-servicer, your issuer or, unless specified in the related prospectus supplement, any other person or issuer and consequently, you will rely primarily upon collections on the receivables in your issuer for payments on your securities. Your securities may have the benefit of a spread account, subordination of one or more other classes of securities and/or one or more other forms of credit enhancement specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the receivables up to some level. However, if the level of receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments on your notes or distributions on your certificates or may not ultimately receive all interest and principal due on your notes or all distributions on and in respect of the invested amount of your certificates.

Transfer of servicing may delay your payments.	If the applicable servicer were to cease servicing the receivables, delays in processing payments on the receivables and information regarding payments on the receivables could occur. This could delay payments to you on your securities.

Commingling of payments.	The servicer, on behalf of the issuer, will deposit all payments on receivables (from whatever source) and all proceeds of receivables collected during each calendar month into the related collection account within two business days after receipt. However, provided that certain requirements for monthly or less frequent remittances as described herein and in the prospectus supplement are satisfied, then so long as such servicer is the servicer and (i) there exists no servicer default and (ii) each other condition to making monthly or less frequent deposits as may be specified by the rating agencies is satisfied, the servicer will not be required to deposit such amounts into the related collection account until on or before the business day preceding the payment date. Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds, you might incur a loss.

Losses and delinquencies on the receivables may differ from the originator’s historical loss and delinquency levels.	We cannot guaranty that the delinquency and loss levels of receivables in the asset pools will correspond to the historical levels the originator experienced on its equipment receivables portfolio.

8

There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the local, regional or national economies; or

• changes in particular industries.

Technological obsolescence of equipment may reduce value of collateral.	If technological advances relating to the underlying equipment cause the equipment to become obsolete, the value of the equipment will decrease. This will reduce the amount of monies recoverable should the equipment be sold following a receivable default and you may not recover the full amount due on your securities.

9

CHARACTERISTICS OF THE RECEIVABLES

      We will provide information about each issuer’s pool of receivables in the related prospectus supplement. The receivables are equipment loans that consist of loans and certain finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment. The information will include, to the extent appropriate, the types and composition of the receivables, the distribution by interest rate or spread over a designated floating rate, type of equipment, payment frequency and loan value of the receivables and the geographic distribution of the receivables. In no event will equipment loans secured by “other equipment” exceed 10% of the outstanding principal balance of the receivables pool as of the cut-off date.

Selection Criteria

      We will select receivables to sell to each issuer using several criteria. These criteria will include that each receivable transferred to an issuer must:

(a) be payable in United States dollars;

(b) have an obligor who (i) is not a governmental or municipal issuer (other than United States governmental authorities) and (ii) is not domiciled outside of the United States and who does not have a billing address outside the United States;

(c) not be greater than three months past due and/or in non-accrual status, and written off as uncollectible by the applicable originator;

(d) have been originated or acquired in accordance with the originator’s credit and collection policies;

(e) grant a first priority perfected security interest in the related equipment, free and clear of all liens other than certain permitted encumbrances; and

(f) not have an obligor that is shown in the originator’s records as being the subject of a bankruptcy proceeding.

      Additional criteria for any particular issuer’s receivables may be listed in the related prospectus supplement. We will not use selection procedures that we believe to be adverse to you in selecting the receivables that we sell your issuer.

      Each issuer’s receivables may include receivables with respect to which the initial payment has not been made.

Interest and Amortization Types

      An issuer’s receivables may include fixed rate receivables and floating rate receivables, as well as receivables that provide for different fixed or floating interest rates or different formulae to calculate the floating interest rate at different times during the life of the receivable. Receivables that are loans have an explicit interest rate that is usually named in the contract that evidences the receivable. Other receivables, including finance leases, may not disclose an explicit interest rate, but they have an implicit interest rate that the applicable finance company uses to calculate the periodic payments in a way similar to the way that it calculates periodic installment payments under a loan.

      All of the receivables in each issuer will be either precomputed receivables or simple interest receivables. The difference between these two types of receivables is the way that each installment payment is divided between principal and interest.

      Under a precomputed receivable, each installment payment is divided between interest and principal on a predetermined basis, without regard to the period of time that has elapsed since the prior payment was made. This allocation is made either on an actuarial basis or according to a variation on the rule of 78’s. (See the box

10

below for an explanation of the difference.) In contrast, under a simple interest receivable, each installment payment is divided between interest and principal based on the actual date on which a payment is received. The interest component equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by the fraction of a calendar year that has elapsed since the preceding payment of interest was made.

      Under a simple interest receivable, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. The final installment on a simple interest receivable is increased or decreased as necessary to adjust for variations in the amounts of prior installments applied to principal, based upon the date on which they were made.

      Under an actuarial receivable, the interest component of each installment equals the unpaid principal amount financed, multiplied by the annual interest rate, multiplied by an appropriate fraction. On a receivable that requires payments every month, the appropriate fraction would be  1/12, since that is the portion of a year that elapses between the required payment dates. On a receivable that requires payments every three months, the appropriate fraction would be  3/12, or  1/4.

      Under a rule of 78’s receivable, the interest component of each installment is determined using a method equivalent to the rule of 78’s. The rule of 78’s is a method of calculating the unearned portion of the precomputed finance charge on receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge at any time is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the calculation date (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

      If a precomputed receivable is prepaid in full, the obligor is entitled to a rebate equal to the portion of the total amount of payments that is allocable to unearned add-on interest. If a simple interest receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of the rebate on a precomputed receivable is determined based upon whether the receivable is an actuarial receivable or a rule of 78’s receivable and the requirements of the law of the state where the obligor is located; however, the rebate for certain precomputed receivables may, in some circumstances, be an amount approximately equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule.

      The amount of the rebate under a rule of 78’s receivable generally will be less than the amount of the rebate on an actuarial receivable for the same amount and generally will be less than the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule. These amortization features and related rebates for precomputed receivables should not result in shortfalls of principal payments on your securities because the portion of the interest payments on these receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the securities.

Payment Terms

      The receivables have a variety of payment schedules tailored to the applicant’s anticipated cash flows, such as annual, semi-annual, quarterly, monthly and irregular payment schedules. In some cases, the payment

11

terms of receivables permit an obligor to skip specified payments to accommodate the seasonal or other cash flow fluctuations of the obligor’s business.

Insurance

      Obligors may be required to obtain and maintain physical damage insurance with respect to the Equipment Loans in a minimum amount equal to its unpaid balance or the stipulated loss value of the related equipment. Each obligor is required to deliver to the applicable finance company policies or certificates of insurance evidencing such coverage. The policies name the finance company as a loss payee, provide for coverage to such finance company regardless of the breach by the obligor of any warranty or representation made therein and provide that coverage may not be canceled or altered by the insurer except upon ten (10) days prior written notice to such finance company.

Extension Procedures

      The servicer may, on behalf of the issuer, agree to extend a receivable when payment delinquencies result from temporary interruptions in an obligor’s cash flow. In an extension, one or more payments are moved to a future date, which may be before or after the original final maturity of the receivable. The servicer is not permitted to extend the final payment date for any receivable beyond the maturity date specified in the applicable prospectus supplement.

      An obligor may be charged an extension fee, which is usually payable at the time a receivable is extended. Interest continues to accrue on the unpaid balance of the receivable during the period that payments are not required.

12

ORIGINATION OF RECEIVABLES

      GE Capital’s division of commercial equipment finance (“CEF”) and other finance companies, as may be specified in your prospectus supplement, originate or acquire the receivables that may be sold to the issuers in several ways:

•	They make Equipment Loans directly to purchasers of new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment using standard documentation with modifications for particular assets.

•	They acquire portfolios of receivables originated by unaffiliated companies that provide financing for equipment. Prior to any such acquisition, CEF reviews the third party documentation against its standard documentation and in certain cases requires amendment of the documents in conformity with CEF’s standards.

Credit Approval Process

      The following is a summary of CEF’s origination policies. The origination policies of other finance companies that sell receivables that will be transferred to your issuer will be specified in your prospectus supplement.

      The primary responsibilities for credit approval, monitoring and review are placed with the field offices of CEF. Generally, field offices are most familiar with local customer’s credit profiles and needs and most knowledgeable concerning the collateral securing the loan or finance lease. Because of this, approximately 90% of all applications are approved at field offices, with an average credit approval turnaround of three business days.

      CEF evaluates each applicant based on the applicant’s assets, liabilities, income, credit history and other relevant demographic business and personal information.

      In general, the applicant is required to provide information including:

•	details of the financing request;

•	three years of financial statements;

•	bank references;

•	with respect to customers in the construction industry, references from companies that provide performance bonds guaranteeing the performance of the customer of its obligations under a construction contract; and

•	in the event there are guarantees to be provided, bank references and three years of financial statements of each guarantor.

      The loan or finance lease package is assembled by a CEF sales representative and submitted to a risk analyst for review. Each risk analyst is required to review all documents and prepare a credit evaluation which includes:

•	a summary of the proposed terms of the loan or finance lease;

•	a description of the applicant’s business, including its managerial experience and description of its business;

•	financial statement and cash flow analysis of the applicant and any guarantors;

•	an analysis of recent profits and losses, margin trends and portfolio comparisons of obligors in the same industry;

13

•	an evaluation of the collateral; and

•	an analysis of CEF potential exposure to the obligor and proposed exit strategies.

      Each application is evaluated based on a comprehensive risk management policy. In addition to the financial information provided by the applicant, CEF utilizes proprietary financial models to evaluate the credit application. The financial models consider data such as failure rates in the applicant’s industry, the average years in business of companies in the applicant’s industry, the level of profitability of companies in the applicant’s industry and variations in the applicant’s industry according to geographical location. These financial models, in conjunction with the financial information provided by the applicant, provide CEF with a comprehensive view of the risk profile of the customer and are an integral part of its credit approval process. When the risk analyst has completed his final review, a decision is made to approve or reject the application in accordance with the credit policies described below. The maximum amount that a finance company will finance under a receivable varies based on the applicant’s credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the receivable. If approved, documentation is prepared and forwarded to funding specialists who book the loan on to CEF’s accounting system. Funds are disbursed based on the obligors’ instructions.

      Obligors are provided with options for remitting payments including checks, direct debit or wire transfer. Most obligors choose to remit payment by check.

      Under an arrangement with a collecting financial institution, obligors remit funds to a designated postal address at that institution. Employees of that institution process the checks for clearing and post the balances to CEF’s account.

      The collecting institution then transmits to CEF, in electronic format, a notification of daily balances posted to CEF’s account. This information is used by CEF to update its receivables account database on a daily basis.

      To the extent there are discrepancies between an obligor’s receivables account on the CEF database and the collecting institution’s records, CEF hires an unaffiliated company to investigate the discrepancy and reconcile the accounts.

Credit Authorities

      CEF’s credit authorities are set forth in its Policy 5.0. Policy 5.0 is a General Electric Company (“GE”) board of directors approved delegations of credit authority for each of the GE businesses. Credit approval is segmented by transaction size and equipment type.

      Based upon the segmented approach, the following credit authorities have been established:

Authority:	Amount:

GE Board of Directors	Above $150 million
President & CEO of GE Commercial Finance	Up to $150 million
President and Chief Risk Officer	Up to $50 million
Senior Risk Officer	$20 million
Region Manager and Senior Risk Manager	Up to $10 million
Risk Analysts	$250,000 — $3 million Depending on Experience

      Because Policy 5.0 is approved by GE’s board of directors, field officers have no authorization to increase credit authorities. Any changes in credit authority must be approved by the chief risk officer in Danbury, Connecticut.

14

      Policy 5.0 is augmented by Policy 6.0 which is a portfolio management tool. Policy 6.0 facilitates proactive management of credit risk by:

•	reviewing economic activity at the local, state and national levels, including reviewing industrial diversity, employment volatility and geographic strengths and weaknesses;

•	developing a risk demographic profile by simplifying over 50 macroeconomic factors into one of the following aggregate metrics:

•	population size

•	population trend

•	industrial diversity

•	employment volatility; and

•	publishing risk bulletins which are macroeconomic summaries of changes in the economic climate that could impact current underwriting policies.

      The risk bulletins serve as an early warning system to the credit authorities such that industrial sub-segments experiencing significant weaknesses over a given time period may have credit authorities restricted by the chief risk officer until economic trends in such sub-sectors begin to improve.

Delinquencies and Net Losses

      We provide you with historical information concerning delinquencies and net losses on the entire portfolio of receivables serviced by the finance companies in the prospectus supplement for your securities. This information may exclude any category of receivables not included in your trust.

Delinquency and Loss Mitigation Strategy

      In order to reduce potential losses on the receivables, CEF utilizes a dual approach, namely:

•	an identification process; and

•	a prevention and resolution process.

Identification Process

      CEF utilizes a statistically-based analysis of economic leading indicators and emerging portfolio trends which highlights any weaknesses in an industrial sub-sector in the form of a Policy 6.0 risk bulletin. The use of risk bulletins are important not only to provide feedback to the credit authorities as part of the credit approval process in Policy 5.0, but also to serve as an early warning system of potential losses with respect to current obligors. Analysis of industrial trends is used in conjunction with customer behavior scoring models, which comprise eleven statistical models that are intended to identify in advance obligors that are likely to default on their obligations.

Prevention and Resolution Process

      In general, servicing of all CEF assets is done from a central collections department in Danbury, Connecticut. CEF utilizes the same servicing standards regardless of the type of Equipment Loan.

      After an account is 10 days past due, a phone call is made to the obligor reminding it of its obligation to send in its overdue amount, including an assessment of late charges. If the obligor still has not paid the outstanding amount by the end of the calendar month in which such amount is due, the matter is referred to the collections department in Danbury, Connecticut. The collections department will make several phone calls, including contacting senior management of the obligor to try and resolve the outstanding debt.

      In certain instances, the obligor may request an extension of payment terms from CEF. Any requests for extensions are referred to the appropriate regional office that approved the initial application. The regional

15

office will request a new credit report on the obligor before making a determination and the obligor may be required to pay an extension fee as noted above in “Extension and Substitution Procedures”. In the event the extension is granted, interest will continue to accrue on the unpaid balance.

      After the account is 30 days past due, the obligor is sent a formal default notice and is given 10 days in which to cure the default.

      If payment is still not received within the 10 day period, a variety of options for recovery of the debt are employed. These include:

•	Repossession of equipment.

      In some instances, the collections department will instruct a repossession agent to repossess the equipment. This approach is common in cases where the collateral is not essential to the business of the obligor and where repossession is feasible without damaging the equipment.

•	Referral to outside counsel.

      In other cases where the collateral is essential to the business of the obligor, for example, trailers belonging to an obligor in the transportation industry, the obligor may not surrender possession of the collateral. In these cases, the matter is referred to outside counsel to commence litigation proceedings to recover the equipment.

•	Referral to strategic asset finance group.

      In cases where the outstanding amount is $100,000 or greater and there is a prospect of collection, the matter may be referred to CEF’s strategic asset finance group which specializes in formulating restructuring and workout arrangements with troubled companies. If the strategic asset finance group determines that a restructuring solution is not viable, it may either refer the matter back to the collections department for further action or it may refer the matter directly to outside counsel.

      Once the equipment is recovered either pursuant to a court order or pursuant to a repossession, the collections department will transfer the equipment to the asset management group which then sells the equipment. Amounts recovered from the sale will be applied to the debts owed to CEF. To the extent there is still a deficiency in the amount recovered from the proceeds of the sale, the asset management group may instruct outside counsel to pursue the outstanding amount by obtaining a deficiency judgment against the obligor. For more information on deficiency judgments, please refer to “Deficiency Judgment and Excess Proceeds; Other Limitations” in this prospectus.

USE OF PROCEEDS

      We will apply the net proceeds from the issuance of securities to buy receivables from the finance companies and, to the extent specified in your prospectus supplement, to make deposits in various trust accounts, including any pre-funding account for your issuer.

IMPORTANT PARTIES

CEF Equipment Holding, L.L.C.

      We will sell receivables to each issuer. We are a wholly-owned subsidiary of General Electric Capital Services, Inc. and were formed in the State of Delaware on, June 17, 2002. We are organized for the limited purpose of buying receivables, directly or indirectly, from the finance companies, transferring those receivables to third parties and any related activities. Our principal executive offices are located at 44 Old Ridgebury Road, Danbury CT 06810, and our telephone number is (203) 796-5518. You can find more information about our legal separateness from GE Capital, the restrictions on our activities and possible effects on you if we were to enter bankruptcy, reorganization or other insolvency proceedings under “Legal Aspects of the Receivables — Bankruptcy Considerations Relating to the Finance Companies.”

16

GE Capital Corporation

      General Electric Capital Corporation, a Delaware corporation (often referred to as “GE Capital”), will act as the servicer of the receivables owned by, and provide administrative services to each of the issuers. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by GE.

      The financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.

      GE Capital operates in the following four key operating segments, each of which are subject to a variety of regulations in their respective jurisdictions:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data processing and office applications, electronics and telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment & Other Services. Equipment & Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers and modular space units, computer networks, marine containers and autos. Equipment & Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

      In November 2003, GE announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

      CEF is a sub-division of the Commercial Finance division and provides large and small companies with a broad line of innovative financial solutions including leases and loans to middle-market customers, including manufacturers, distributors, dealers and end-users, as well as municipal financing and facilities financing, in such areas as aircraft, maritime assets, transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment and furniture and fixtures. It also furnishes customers with direct source tax exempt finance programs, as well as lease and sale/ leaseback offerings.

17

      Generally, commercial equipment financing transactions range in size from $50 thousand to $50 million, with financing terms from 36 to 180 months. CEF also maintains an asset management operation that redeploys off-lease and repossessed equipment and other assets.

      The global equipment financing industry continues to be highly fragmented and intensely competitive. Competitors in the U.S. domestic and international markets include independent financing companies, financing subsidiaries of equipment manufacturers, and banks (national, regional, and local). Industry participants compete not only on the basis of monthly payments, interest rates and fees charged customers but also on deal structures and credit terms. The profitability of CEF is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and such market risks as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through enhanced use of technology.

      CEF operates from offices throughout the Americas, Europe, Asia and Australia.

      GE Capital’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under “Where You Can Find More Information.”

The Owner Trustee or Managing Member and The Indenture Trustee

      We will identify the owner trustee for your trust or managing member of your limited liability company and the indenture trustee for your notes in your prospectus supplement. The liability of the indenture trustee and the owner trustee or managing member, as applicable, in connection with the issuance of the related securities is limited solely to its express obligations under the related agreements.

      An owner trustee or managing member, as applicable, may resign at any time, in which event the owners of the issuer must appoint a successor owner trustee or managing member, as applicable. The administrator of the issuer, on behalf of the issuer, may also remove the owner trustee or managing member, as applicable, if the owner trustee or managing member, as applicable, ceases to be eligible to continue as owner trustee or managing member, as applicable, or if the owner trustee or managing member, as applicable, becomes insolvent. In that case, the administrator, on behalf of the issuer, must appoint a successor trustee.

      An indenture trustee may resign at any time by notifying the issuer in writing, and may be removed by the issuer if the indenture trustee becomes insolvent or ceases to be eligible to continue as indenture trustee. If an indenture trustee resigns or is removed, the issuer must appoint a successor indenture trustee. In addition, noteholders of not less than 66 2/3% of the outstanding principal balance of the notes may remove the indenture trustee by so notifying the indenture trustee in writing and may appoint a successor indenture trustee.

      No resignation or removal of an owner trustee or managing member, as applicable, or an indenture trustee, as the case may be, or appointment of a successor owner trustee or managing member, as applicable, or successor indenture trustee, as the case may be, will become effective until the successor owner trustee or managing member, as applicable, or successor indenture trustee has accepted its appointment.

DESCRIPTION OF THE NOTES

      Each issuer will issue one or more classes of notes pursuant to an indenture between the issuer and an indenture trustee. We have filed a form of the indenture to be used as an exhibit to the registration statement of which this prospectus is a part. In addition to the notes offered by this prospectus, each issuer may issue one or more additional classes of notes that may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. Those additional classes of notes may be issued under the related indenture or under a separate agreement. We summarize the material terms of the notes and

18

indentures below. This summary does not include all of the terms of the notes and the indentures and is qualified by reference to the actual notes and indentures.

Principal and Interest on the Notes

      We will describe the timing and priority of payment, seniority, redeemability, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on, each class of notes of a series in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the same series. Each series may include one or more classes of notes of a type known as “strip notes.” Strip notes are entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed or floating rate and may be zero for strip notes.

The Indenture

      Modification of Indenture. The indenture for each issuer may be amended with the consent of the holders of at least a majority of the outstanding principal amount of notes of the related series, the issuer and the indenture trustee. However, the following changes may not be made to any indenture without the consent of each affected noteholder unless otherwise specified in your prospectus supplement:

(1) any change to the due date of any installment of principal of or interest on any note or any reduction of the principal amount of any note, the interest rate for any note or the redemption price for any note, or any change to the place for or currency of any payment on any note;

(2) any change that impairs the right of a noteholder to take legal action to enforce payment under the provisions of the indenture;

(3) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to consent to any amendment or to any waiver of defaults or compliance with provisions of the indenture;

(4) any modification of the provisions of the indenture regarding the voting of notes held by you, the applicable issuer or any other obligor on the notes;

(5) any modification of the provisions of the indenture which affects the calculation of the amount of any payment of interest or principal due on any note on any payment date or which affects your rights to the benefit of any provisions for the mandatory redemption of the notes;

(6) any reduction in the percentage of noteholders, by aggregate principal balance, that is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of sale would be insufficient to pay the notes in full, with interest; or

(7) any change that adversely affects the status or priority of the lien of the indenture on any collateral.

      Also, unless otherwise provided in the applicable prospectus supplement, an issuer and the applicable indenture trustee may enter into supplemental indentures without obtaining the consent of the noteholders of the related series, for the purpose of:

(1) correcting or amplifying the description of any property at any time subject to the lien of the applicable indenture, or better to assure, convey and confirm to the indenture trustee a Lien on any property subject or required to be subjected to the lien of the indenture;

(2) evidencing the succession, in compliance with the provisions of the applicable indenture, of another person to the applicable issuer, and the assumption by any such successor of the covenants of the issuer under the applicable indenture and in the notes;

(3) adding to the covenants of the issuer, for your benefit, or to surrender any right or power herein conferred upon the applicable issuer;

19

(4) mortgaging or pledging any property to or with the applicable indenture trustee;

(5) replacing any spread account with another form of credit enhancement; provided, the rating agency condition is satisfied;

(6) curing any ambiguity, correcting or supplementing any provision in the applicable indenture or in any supplemental indenture that may be inconsistent with any other provision in the applicable indenture or in any supplemental indenture, or making any other provisions with respect to matters or questions arising under the applicable indenture or in any supplemental indenture; provided, that such action does not materially adversely affect your interests as noteholders;

(7) evidencing and providing for the acceptance of the appointment under the applicable indenture by a successor or additional indenture trustee with respect to the notes or any class thereof and to add to or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the applicable issuer under the applicable indenture by more than one indenture trustee, pursuant to the requirements of the applicable indenture; or

(8) modifying, eliminating or adding to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939.

      Events of Default; Rights upon Event of Default. Any one of the following events will be an event of default for the notes in your series, unless otherwise specified in your prospectus supplement:

•	the issuer fails to pay any interest on any note within five days after its due date;

•	the issuer fails to pay any installment of the principal of any note on its due date;

•	the issuer breaches any of its other covenants in the indenture for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series;

•	the issuer fails to correct a breach of a representation or warranty it made in the indenture, or in any certificate delivered in connection with the indenture, that was incorrect in a material respect at the time it was made, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after notice of the breach is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding principal amount of the notes in your series; or

•	the issuer becomes bankrupt or insolvent or is liquidated.

      You should note, however, that until the maturity date for any class of notes, the amount of principal due to noteholders in your series generally will be limited to amounts available for that purpose. Also, if specified in the applicable prospectus supplement, the amount of interest due to noteholders of any class may be limited to amounts available for that purpose. Therefore, the failure to pay principal or, when applicable, interest on a class of notes generally will not result in the occurrence of an event of default until the maturity date for that class of notes.

      If an event of default with respect to the notes of any series occurs and is not remedied as provided in the applicable indenture, then the indenture trustee may, and at the direction of holders of a majority in principal amount of those notes or, if so specified in the applicable prospectus supplement, holders of a majority in principal amount of one or more particular classes of those notes shall be required to, declare the principal of

20

the notes of that series to be immediately due and payable; provided that the indenture trustee shall, at the direction of holders of 66 2/3% of the outstanding principal balance of the notes, or if specified in your prospectus supplement, holders of 66 2/3% of the outstanding principal balance of one or more classes of those notes, be required to, exercise all rights, remedies, powers, privileges and claims of the issuer against the servicer or the transferor under or in connection with the servicing agreement and the purchase and sale agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by the servicer or the transferor of each of their obligations to the issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the servicing agreement or the purchase and sale agreement, and any right of the issuer to take such action shall be suspended. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of those notes may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or of exercising any power conferred on it. Unless otherwise specified in your prospectus supplement, that declaration may be rescinded by holders of a majority of the outstanding principal amount of the notes of that series, but only after payment of any past due amounts and cure or waiver of all other events of default. Noteholders’ voting rights may vary by class.

      If the notes of any series have been declared due and payable following an event of default, the indenture trustee for that series may institute proceedings to collect amounts due or foreclose on the issuer’s property, exercise remedies as a secured party, sell the related receivables or make demand upon the issuer by written notice that the issuer deliver the receivables files to it. Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal of or a default in the payment of any interest on any note that continues for five days or more, unless (i) the holders of all the outstanding notes of that series consent to the sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on those notes at the date of such sale or (iii) the indenture trustee for that series determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of those notes.

      Each indenture will provide that, subject to the duty of the indenture trustee to act with the required standard of care if an event of default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provision of adequate indemnification of the indenture trustee, the holders of a majority of the outstanding principal amount of the notes of a series (or of one or more classes of those notes, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place for any remedy available to the indenture trustee.

      Unless otherwise specified in the related prospectus supplement, no noteholder will have the right to take legal action under the related indenture, unless:

•	the noteholder gives the indenture trustee written notice of a continuing event of default;

•	the holders of at least 66 2/3% of the outstanding principal amount of notes of that series have requested in writing that the indenture trustee take legal action and offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has not received a direction not to take legal action from the holders of at least 66 2/3% of the outstanding principal amount of the notes in that series; and

•	the indenture trustee has failed to take legal action within 60 days.

      In addition, the noteholders, by accepting their notes, will covenant that they will not at any time institute any bankruptcy or insolvency proceeding against their issuer unless noteholders representing not less than 66 2/3% of the notes of each class of notes have consented thereto in writing.

21

      None of the owner trustee or managing member for any issuer, the related indenture trustee in its individual capacity, any holder of a certificate representing an ownership interest in an issuer or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of such issuer contained in the applicable indenture.

      Certain Covenants. In its indenture, each issuer will agree not to consolidate with or merge into any other issuer, unless:

•	the issuer formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that issuer expressly assumes the issuer’s obligations relating to the notes;

•	immediately after the transaction, no event of default would have occurred and not have been remedied;

•	the issuer has been advised that the ratings of the notes or the certificates of the particular series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of the transaction; and

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder or certificateholder.

      Each issuer will also agree not to take the following actions:

•	sell or otherwise dispose of any of its assets, except as permitted by its transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of its notes, other than amounts withheld under the Internal Revenue Code or applicable state law;

•	assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the collateral;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and managing ownership of, the receivables and the interests in the property constituting the collateral and, the issuance of the notes;

•	dissolve or liquidate or reorganize in whole or in part, except as contemplated by its transaction documents;

•	permit the validity or effectiveness of its indenture to be impaired or permit any person to be released from any obligations with respect to the notes under its indenture, except as may be expressly permitted by its indenture;

•	make any loan or advance to any affiliate of the issuer or to any other person;

•	make any expenditure (by long term or operating lease or otherwise) for capital assets (either realty or personalty);

•	permit any lien, claim or other encumbrance to affect its assets or any part of the issuer, any interest in its assets or the issuer or any related proceeds;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to its indenture and its other transaction documents;

•	remove the managing member or trustee, as applicable, without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such

22

ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or distributions from the collection account, in each case, except in accordance with the indenture.

      Each issuer may engage in only the activities described in the related prospectus supplement.

      Annual Compliance Statement. Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under its indenture.

      Indenture Trustee’s Annual Report. The indenture trustee for each issuer will be required to mail each year to all of the related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, information about indebtedness owing by the issuer to the indenture trustee in its individual capacity, any property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An indenture may be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes.

DESCRIPTION OF THE CERTIFICATES

      Each issuer will issue one or more classes of certificates representing ownership interests in the issuer pursuant to a trust agreement or limited liability company agreement, as applicable. We have filed a form of the trust agreement or limited liability company agreement, as applicable, to be used as an exhibit to the registration statement of which this prospectus is a part. An issuer’s certificates may be offered by this prospectus or may be issued in transactions exempt from registration under the Securities Act or retained by us or our affiliates. We summarize the material terms of the certificates below. This summary does not include all of the terms of the certificates and is qualified by reference to the actual certificates.

      We will describe the timing and priority of distribution, seniority, redeemability, allocations of losses, and amount of or method of determining distributions on invested amounts or distributions of the invested amounts on each class of certificates of a series in the related prospectus supplement. Certificateholders’ rights to receive distributions on their certificates will be subordinate to the payment rights of noteholders in the same series to the extent described in the applicable prospectus supplement. In addition, the right of holders of any class of certificates to receive distributions of invested amounts or distributions on the invested amounts may be senior or subordinate to the rights of holders of any other class or classes of certificates of the same series.

ADMINISTRATIVE INFORMATION ABOUT THE SECURITIES

Denominations

      We will identify minimum denominations for purchase of securities in the related prospectus supplement. If we do not specify any denomination, then the securities will be available for purchase in minimum denominations of $250,000 and in greater $1,000 denominations.

Fixed Rate Securities

      Each class of securities may bear interest at a fixed rate per annum. We will identify the applicable interest rate for each class of fixed rate securities in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months, unless we specify a different computation basis in the applicable prospectus supplement.

23

Floating Rate Securities

      Each class of securities may bear interest for interest periods specified in the applicable prospectus supplement at a floating rate per annum equal to:

•	a specified base interest rate, which will be based upon the London interbank offered rate (commonly known as “LIBOR”), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another index rate we specify in the applicable prospectus supplement;

•	plus or minus a “spread” of a number of basis points (i.e., one-hundredths of a percentage point) we will specify in the applicable prospectus supplement;

•	or multiplied by a “spread multiplier,” which is a percentage that we will specify in the applicable prospectus supplement.

      In the prospectus supplement for any floating rate securities we may also specify either or both of the following for any class:

•	a maximum, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate specified in the applicable prospectus supplement, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

      Each issuer that issues floating rate securities will appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities in the offered series. Determinations of interest by a calculation agent will be binding on the holders of the related floating rate securities, in the absence of manifest error. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/ 100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, unless we specify a different rounding rule in the related prospectus supplement.

Indexed Securities

      We may also specify in any prospectus supplement that any class of securities of the related series will be “indexed securities.” In that case, the principal amount payable at the maturity date for that class would be determined by reference to an index related to:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks on specified dates; or

•	another objective price or economic measure described in the prospectus supplement.

      We will disclose the manner of determining the principal amount payable on any indexed security and historical and other information concerning the index used in that determination in the applicable prospectus supplement, together with information concerning tax consequences to the holders of the indexed securities. This may include alternate means to calculate an index if a third party that initially calculates or announces the index ceases to do so or changes the basis upon which the index is calculated.

      Unless we specify otherwise in the applicable prospectus supplement, interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the “face amount” of the indexed security. We will also specify in the applicable prospectus supplement whether the principal amount of any indexed security that would be payable upon redemption or repayment prior to the applicable maturity date

24

would be its face amount, its principal amount based on the applicable index at the time of redemption or repayment or some other amount.

Book-Entry Registration

      The Clearing Organizations. We will specify in the related prospectus supplement whether or not investors may hold their securities in book-entry form, directly or indirectly, through one of three major securities clearing organizations:

•	in the United States, The Depository Trust Company (commonly known as “DTC”); or

•	in Europe, either Clearstream Banking, société anonyme (commonly known as “Clearstream”) or Euroclear Bank S.A./ N.V., as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”).

Each of these issuers holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in the participants’ accounts. This eliminates the need for physical movement of certificates representing the securities.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Clearstream is a limited liability company organized under the laws of Luxembourg as a professional depository. It settles transactions in a number of currencies, including United States dollars. Clearstream provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968. It settles transactions in a number of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing. Euroclear interfaces with domestic markets in many countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The board of the cooperative establishes policy for Euroclear. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash

25

from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Book-Entry Clearance Mechanics. If book-entry arrangements are made, then a nominee for DTC will hold global certificates representing the securities. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Transfers between DTC’s participants will occur in accordance with DTC rules. Transfers between Clearstream’s participants and Euroclear’s participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

      Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Credits or other transactions in securities settled during any processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual securityholder is in turn to be recorded on the DTC participants’ and indirect participants’ records.

      Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of securityholders. Securityholders will not receive certificates representing their ownership interest in securities, unless the book-entry system for the securities is discontinued. Because of this, unless and until definitive securities for such series are issued, securityholders will not be recognized by the applicable indenture trustee or trustee or managing member, as applicable, as “noteholders,” “certificateholders” or “securityholders,” as the case may be. Hence, unless and until definitive securities are issued, securityholders will only be able to exercise their rights as securityholders indirectly through DTC and its participating organizations.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s nominee. The deposit of securities with DTC and their registration in the name of its nominee effects no change in beneficial ownership. DTC has no knowledge of the actual securityholders of the securities. Its records reflect only the issuer of the DTC participants to whose accounts such securities are

26

credited, which may or may not be the securityholders. The DTC participants are responsible for keeping account of their holdings on behalf of their customers.

      Notices and other communications conveyed by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders are governed by arrangements among them and any statutory or regulatory requirements that are in effect from time to time.

      Neither DTC nor its nominee will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns its nominee’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto).

      Principal and interest payments on securities cleared through DTC will be made to DTC. DTC’s practice is to credit participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements that are in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to DTC participants is the responsibility of DTC, and disbursement of the payments to securityholders is the responsibility of DTC participants and indirect participants.

      Principal and interest payments on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations, as described below in “U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under a related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective book-entry systems from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Definitive Securities

      Notes or certificates that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to investors or their respective nominees, rather than to DTC or its nominee, only if:

•	the administrator for any issuer advises the related indenture trustee or the related trustee or managing member, as applicable, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities, and the administrator is unable to locate a qualified successor;

•	the administrator for any issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or a servicer default with respect to a series of securities, securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, in that series advise the applicable trustee or managing member, as applicable through DTC in writing that the continuation of a book-entry system through DTC (or a

27

successor thereto) with respect to the notes or certificates is no longer in the best interest of their holders.

      If any of these events occur, the applicable indenture trustee will be required to notify all holders of the securities in the affected series through clearing organization participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable indenture trustee will reissue the securities to the securityholders as definitive securities.

      Principal and interest payments on all definitive securities will be made by the applicable indenture trustee in accordance with the procedures set forth in the related indenture or the related servicing agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for the securities in the related prospectus supplement. Those payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

      Definitive securities will be transferable and exchangeable at the offices of the applicable indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

List of Securityholders

      Three or more holders of the notes of any series or one or more holders of notes evidencing at least 25% of the aggregate outstanding principal balance of the notes of a series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of their series.

      Three or more holders of the certificates of any series or one or more holders of certificates evidencing at least 25% of the aggregate outstanding balance of the certificates of a series may, by written request to the related indenture trustee, obtain access to the list of all certificateholders maintained by the indenture trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or limited liability company agreement or the certificates.

Reports to Securityholders

      On or prior to each payment date for the securities of an issuer, the issuer shall or shall cause the servicer to, prepare and provide to the issuer’s indenture trustee (with a copy to the rating agencies) a statement to be delivered to the related noteholders and provide to the trustee or managing member, as applicable, a statement to be delivered to the related certificateholders on the payment date. Each of these statements will include, to the extent applicable to the particular series or class of securities, the following information (and any other information specified in the related prospectus supplement) with respect to the payment date or the period since the previous payment date:

(1) the amount of any principal payment on each class of notes;

(2) the amount of any interest payment on each class of notes;

(3) the certificateholders’ distribution on invested amount on each class of certificates;

(4) the certificateholders’ distributable invested amount of each class of certificates;

28

(5) the pool balance as of the opening of business on the first day of the collection period in which such determination date occurs;

(6) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under clause (1) above, and the aggregate outstanding invested amount and the certificate pool factor for each class of such certificates, after giving effect to all distributions reported under clause (3) above;

(7) the amount of the servicing fee paid to the servicer for the prior calendar month;

(8) the aggregate realized losses, if any, for the prior calendar month;

(9) the amount of the administration fee paid to the administrator for the prior calendar month;

(10) the amount of outstanding servicer advances, if any, made by the servicer on such payment date, the amount of advances, if any, reimbursed on such payment date and the amount of advances, if any, which remain unreimbursed as of the end of such payment date;

(11) the amount of the net losses on receivables, if any, during the prior calendar month; and

(12) the aggregate purchase price paid for receivables, if any, that were purchased or repurchased by us or the servicer during the prior calendar month.

      Each amount described in subclauses (1), (2), (3), (4), (7) and (9) will be expressed as a dollar amount per $1,000 of the initial principal balance of the related notes or certificates.

      The note pool factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal balance of such class of notes, as of each payment date (after giving effect to payments to be made on such payment date), as a percentage of the initial outstanding principal balance of such class of notes. Similarly, the certificate pool factor for each class of certificates will be a seven-digit decimal indicating the remaining invested amount of such class of certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial outstanding balance of such class of certificates. Each note pool factor and each certificate pool factor will initially be 1.0000000 and will decline over time to reflect reductions in the outstanding balance of the applicable class of notes or the remaining invested amount of the applicable class of certificates.

      A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of (i) the original denomination of the noteholder’s note and (ii) the applicable note pool factor. A certificateholder’s portion of the aggregate remaining invested amount of the related class of certificates is the product of (a) the original denomination of such certificateholder’s certificate and (b) the applicable certificate pool factor.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuer, the applicable indenture trustee will mail to each person who at any time during such calendar year has been a noteholder with respect to such issuer and received any payment thereon, a statement containing certain information for the purposes of such noteholder’s preparation of Federal income tax returns and the applicable administrator will mail to each person who at any time during such calendar year has been a certificateholder with respect to such issuer, a statement containing certain information for the preparation of such certificateholder’s preparation of Federal income tax returns.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below the material terms of the agreements under which the finance companies will, directly or indirectly, sell receivables to us, and we will transfer them to each issuer, and under which GE Capital or any other finance company will agree to service the issuer’s receivables and administer the issuer. We will disclose any additional material terms relating to a particular issuer’s agreements in the related prospectus supplement. We have filed forms of these agreements as exhibits to the registration statement of

29

which this prospectus is a part. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

Regular Sales of Receivables

      We buy receivables without recourse to the finance company for defaults by the obligors. However, such finance company represents and warrants to us on each purchase date as to the receivables being sold on that date, among other things, that each of the receivables meets our eligibility requirements and the information such finance company has provided to us about the receivables is correct in all material respects. The receivables we buy under these purchase agreements are originated by the finance companies or may have been acquired by the finance company from an unaffiliated seller in a portfolio or other acquisition. The finance companies may also sell receivables to another one of their subsidiaries, and we may buy the receivables from that subsidiary on substantially the same terms as our purchases from the finance companies.

      We then sell receivables that we have acquired as described above to one of the issuers, pursuant to a sale agreement. These sales are also made without recourse. If the issuer will issue notes, it will pledge the receivables to secure the notes issued pursuant to the related indenture. The issuer will, concurrently with this sale, execute and deliver the related notes and certificates to us as consideration for the receivables sold by us to the issuer. We will apply the net proceeds received from the issuance of its notes and certificates to pay the finance companies for the related receivables, and, to the extent specified in the related prospectus supplement, to make a deposit in a pre-funding account and initial deposits in other trust accounts. If there is a pre-funding account, the finance companies will sell, directly or indirectly, additional receivables to us, and we will in turn sell them to the issuer from time to time during a pre-funding period, as described further in the related prospectus supplement.

      If we breach any of our representations or warranties made in a sale agreement, and our breach is not cured by the last day of the second (or, if we elect, the first) month following the discovery by or notice to the indenture trustee of the breach, as liquidated damages, upon request of the issuer, we will be obligated to repurchase any receivable materially and adversely affected by our breach as of such last day at a price equal to the loan value of the receivable, as specified in the related prospectus supplement. Upon our request, the applicable finance company will have a corresponding repurchase obligation with respect to its transfer to us, of the receivables.

      The obligors on the receivables are not notified that their receivables have been transferred by the finance companies to us or by us to the issuer. However, each finance company marks its accounting records to reflect these sales, and Uniform Commercial Code financing statements reflecting the sales are filed.

      We have an option to purchase all of the remaining receivables owned by the issuer after their aggregate loan values fall below 10% of the sum of the loan values of all of the issuer’s receivables, measured for each receivable at the time of its sale to the issuer.

Accounts

      The issuer will establish and maintain the following bank accounts:

•	a collection account, into which all payments made on or with respect to the related receivables will be deposited;

•	a note distribution account, into which amounts available for payment to the noteholders will be deposited and from which those payments will be made;

•	a certificate distribution account, into which amounts available for distribution to the certificateholders will be deposited and from which those distributions will be made; and

•	if so specified in the prospectus supplement, a pre-funding account.

      We will describe any other accounts to be established for an issuer in the related prospectus supplement.

30

      Funds held in an issuer’s bank accounts will be invested in the following types of investments (the “Permitted Investments”):

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated in the highest rating category by the applicable rating agency;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State thereof or of any United States branch or agency of a foreign commercial bank; provided that the short-term debt obligations of such depository institution or trust company are rated in the highest rating category by the applicable rating agency;

(d) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated in the highest rating category by the applicable rating agency;

(e) securities of money market funds rated in the highest rating category by the applicable rating agency; and

(f) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the indenture trustee.

      Permitted Investments described in clauses (e) and (f) will be made only so long as making such investments will not require the issuer to register as an investment company, in accordance with the Investment Company Act of 1940. During any pre-funding period, no investments in money market funds will be made with funds in any account other than the collection account. Also, so long as they meet the criteria listed above, these investments may include securities issued by us or our affiliates. Except as described below with respect to spread accounts, the investments made in each issuer’s bank accounts are limited to obligations or securities that mature on or before the business day preceding the next payment date.

      In the event of defaults on investments made in an issuer’s bank accounts, investors in the securities could experience losses or payment delays. Earnings from these investments, net of losses and investment expenses, will be deposited in the applicable collection account on each payment date and treated as collections on the related receivables.

      Each issuer’s bank accounts will be maintained in one of the following forms:

•	a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each applicable rating agency;

•	a segregated account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade;

•	a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the closing date; or

31

•	as any other segregated account the deposit of funds in which has been approved by the applicable rating agencies.

Servicing Procedures

      The servicer will agree to conduct the servicing, administration and collection and take, or cause to be taken, all actions that may be necessary or advisable to collect all payments on the receivables owned by each issuer, that it would take if the receivables were owned by it and that are consistent with the issuer’s credit and collection policies. The issuer has adopted the credit and collection policies of the servicer as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the servicer have agreed that the issuer’s credit and collection policies will be the same as those of the servicer. These procedures may vary in some respects between receivables originated by finance companies other than GE Capital and other receivables. The servicer on behalf of the issuer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. However, no such arrangement will be permitted to extend the final payment date of any receivable beyond the maturity date specified for the related securities in the applicable prospectus supplement.

      If the servicer forecloses on the collateral for a receivable, the servicer, on behalf of the issuer, may sell the collateral at public or private sale, or take any other action permitted by applicable law.

Collections

      The issuer will deposit, or cause to be deposited by the servicer, all payments received on an issuer’s receivables during a calendar month into the related collection account within two business days after receipt. However, at any time when there exists no servicer default and each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the issuer will not be required to deposit payments into the collection account until on or before the business day preceding the applicable payment date. Pending deposit into the collection account, the issuer may or may cause the servicer to, invest collections at such issuer’s, or servicer’s, own risk, as applicable, and for such issuer’s, or servicer’s, own benefit, as applicable, and the collections will not be segregated from such issuer’s, or servicer’s, own funds, as applicable. If the issuer or the servicer acting at the request of the issuer were unable to remit such funds, securityholders might incur a loss. To the extent described in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the related receivables.

      At any time when the issuer is permitted to remit collections once a month, the issuer will be permitted to make that deposit net of distributions to be made to the servicer with respect to the same calendar month.

Servicing Compensation

      With respect to each issuer, the servicer will be entitled to receive a servicing fee for each calendar month in an amount equal to a percentage per annum specified in the related prospectus supplement of the aggregate loan value of the issuer’s receivables as of the first day of the applicable calendar month. The servicing fee will be paid solely from the sources, and at the priority, specified in the related prospectus supplement including, but not limited to, late fees, prepayment charges, modification fees and other ancillary amounts. Any fees agreed to between the servicer, and the subservicer, shall be paid solely by the servicer.

Servicing Advances

      The servicer may, but shall have no obligation to, make a servicer advance in the manner and to the extent provided in the servicing agreement, but only to the extent the servicer, in its sole discretion, expects to be reimbursed for such advance. If the servicer elects to make a servicer advance, prior to the close of business on each determination date, the servicer will determine the amount of the advance that it has elected to make on the related transfer date. The servicer shall include information as to such determination in the servicer’s certificate furnished by it and will transfer to the collection account on the transfer date in next day funds the

32

amounts applicable to such determinations appearing in such servicer’s certificate. The servicer shall be reimbursed for outstanding servicer advances as provided in your prospectus supplement and interest will accrue on such advance as provided in your prospectus supplement.

Evidence as to Compliance

      Each servicing agreement will require that a firm of independent public accountants furnish to the issuer and indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files and certain other matters.

      Each servicing agreement will also require that an officer of the servicer deliver to the related issuer, substantially simultaneously with the delivery of the accountants’ statement, a certificate stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The indenture will require the issuer to deliver a copy of such accountant’s statement to the indenture trustee.

      Securityholders may obtain copies of such statements and certificates by written request addressed to the owner trustee or managing member, as applicable.

Appointment of Subservicers

      The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer. The servicer shall remain obligated and be liable to the issuer for the servicing of the receivables in accordance with the applicable servicing agreement without diminution of those obligations and liabilities by virtue of the appointment of any subservicer and to the same extent and under the same terms and conditions as if the servicer itself were servicing and administering the receivables. The fees and expenses of each subservicer shall be as agreed between the servicer and its subservicer from time to time and the issuer shall not have any responsibility therefor.

Resignation, Liability and Successors of the Servicer

      The servicer will not be permitted to resign from its obligations and duties as servicer for any issuer, except as provided under the relevant servicing agreement. No resignation will become effective until a successor servicer has assumed such servicer’s servicing obligations and duties.

      Neither the servicer nor any of its directors, officers, employees and agents will be under any liability to any issuer for taking any action or for refraining from taking any action under the applicable servicing agreement or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

      Upon compliance with procedural requirements specified in the related servicing agreement, any of the following will be the successor of the servicer under that servicing agreement:

•	any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party,

•	any entity succeeding to the business of the servicer, or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by General Electric Capital Services, Inc., which assumes the obligations of the servicer.

33

Servicer Default

      The following events will constitute “servicer defaults” under each servicing agreement unless otherwise provided in your prospectus supplement:

•	the servicer fails to make required deposits or to direct the indenture trustee to make required distributions, subject to a three business day cure period after discovery or notice;

•	the servicer breaches its obligations under the servicing agreement, subject to materiality limitations and a 60 day cure period after notice; and

•	bankruptcy or insolvency of the servicer.

Rights upon Servicer Default

      If a default under a servicing agreement occurs and remains unremedied with respect to a servicer default, the indenture provides that the related issuer will promptly exercise its rights to terminate the servicer with respect to certain servicer defaults set forth in your prospectus supplement and if any other servicer default occurs under the servicing agreement, prior to terminating the servicer, the indenture requires the issuer to obtain the consent of holders of notes of the related series evidencing at least 50% in outstanding principal amount of such notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement). In that event, a successor servicer appointed by the issuer will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

      If a successor servicer has not been appointed and accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed as the successor servicer. If the indenture trustee is unwilling or unable to act as successor servicer, it may resign, after which the issuer will appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of equipment receivables.

Waiver of Past Defaults

      With respect to each issuer, unless otherwise provided in the related prospectus supplement, such issuer may, upon obtaining the consent of the holders of notes of such series evidencing at least 50% in outstanding principal amount of such notes, waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the issuer, with the consent of the requisite noteholders, has the ability to waive defaults by the servicer which could materially adversely affect the certificateholders. None of these waivers will impair the issuer’s rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, upon prior written notice to the rating agencies. In addition, unless otherwise provided in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, without the consent of the related noteholders or certificateholders, to substitute or add credit enhancement for any class of securities, so long as the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of any class of securities in the related series.

      Unless otherwise specified in the related prospectus supplement, each of an issuer’s transaction agreements may be amended by the parties to the agreement, with the consent of the indenture trustee, the holders of notes evidencing at least a majority in principal amount of then outstanding notes of the related series and the holders of certificates of such series evidencing at least a majority of the invested amount of the certificates. However, no such amendment may (a) increase or reduce in any manner the amount of, or

34

accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or (b) reduce the required percentage of the notes or certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such series.

Termination

      With respect to each issuer, our obligations and the obligations of the servicer, the related owner trustee or managing member, as applicable, and the related indenture trustee pursuant to the issuer’s transaction agreements will terminate upon (a) the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any such remaining receivables and (b) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction agreements. The servicer will provide notice of any termination of such obligations to the owner trustee or managing member, as applicable. Following receipt of notice from the servicer, the owner trustee or managing member, as applicable, will mail notice of such termination to the certificateholders. The issuer will mail notice of any such termination to the indenture trustee and the noteholders.

Administration Agreement

      GE Capital or any other finance company will enter into an administration agreement with each issuer under which such finance company will act as administrator for the issuer. The administrator will perform, on behalf of the issuer, administrative obligations required by the related indenture.

Swap Agreements

      If specified in your prospectus supplement, the related issuer will, on or prior to closing date, enter into one or more swap agreements with one or more swap counterparties for purposes of managing the issuer’s interest rate risk exposure relating to differences in the basis upon which interest accrues on the Equipment Loans and the basis upon which interest accrues on the notes and distributions on the invested amount which are made on any certificates.

CREDIT AND CASH FLOW ENHANCEMENT

      We will describe the amounts and types of credit enhancement arrangements and the provider of the credit enhancements, if applicable, with respect to each class of securities of a given series in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of securities, spread accounts, over-collateralization, demand notes, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from such registration.

      The presence of a spread account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the full amount of payments on the notes or distributions in respect of certificates and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, with interest on the notes, or all distributions on certificate invested amounts and distributions of certificate invested amounts. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any one class or series will be subject to

35

the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

      The issuer may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, if the applicable rating agencies confirm in writing that the substitution will not result in the reduction or withdrawal of their rating of any class of securities of the related series.

      Spread Account. If so provided in the related prospectus supplement, the issuer will establish for a series or class of securities a spread account. The issuer may initially fund any spread account by a deposit on the applicable closing date in an amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased on each payment date up to a balance specified in the related prospectus supplement by the deposit of collections on the related receivables remaining after all higher priority payments on that payment date. We will describe in the related prospectus supplement the circumstances and manner under which distributions may be made out of the spread account to holders of securities, to the issuer or to any of the issuer’s transferees or assignees.

      To the extent permitted by the applicable rating agencies, funds in an issuer spread account may be invested in securities that will not mature prior to the next payment date. As a result, the amount of cash in a spread account at any time may be less than the balance of the spread account. If the amount required to be withdrawn from any spread account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the spread account, a temporary shortfall in the amounts paid or distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related securities.

      The issuer may at any time, without consent of the securityholders, sell or otherwise transfer its rights to any spread account, if (a) the applicable rating agencies confirm in writing that doing so will not result in a reduction or withdrawal of the rating of any class of securities, (b) the issuer provides to the owner trustee or managing member, as applicable, and the indenture trustee a written opinion from independent counsel to the effect that the transfer will not cause the issuer to be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes and (c) the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the issuer.

LEGAL ASPECTS OF THE RECEIVABLES

Bankruptcy Considerations Relating to the Finance Companies

      We and the finance companies will take steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by any of the finance companies under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of our assets and liabilities or the assets and liabilities of the issuer with those of GE Capital or any other finance company. These steps include the creation of the issuer as a separate, limited-purpose subsidiary pursuant to an operating agreement or trust agreement containing restrictions on the nature of the issuer’s business. Our operating agreement also contains such restrictions as well as a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all our directors. However, there can be no assurance that our activities would not result in a court concluding that our assets and liabilities or the issuer’s assets and liabilities should be consolidated with those of GE Capital or any other finance company in a proceeding under any insolvency law.

      Each finance company that sells receivables to us will warrant that each sale of receivables by it to us is a valid sale. If a finance company were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy or the debtor itself were to take the position that either or both of the transfers of receivables should instead be treated as a pledge of receivables to secure a borrowing, then delays in payments of collections of receivables to the issuer (and in payments on the notes and distributions on the certificates)

36

could occur. If the court ruled in favor of the creditor, owner trustee or managing member, as applicable, or a finance company, reductions in the amount of such payments could result.

      If any transfer of receivables referred to above, or any of our transfers of receivables to the issuer, were treated as a pledge instead of a sale, a tax or government lien on the property of the transferor arising before the sale of the receivable may have priority over the issuer’s interest in the receivable. If those transfers are treated as sales, the receivables would not be part of the transferor’s bankruptcy estate and would not be available to the transferor’s creditors, except under limited circumstances. In addition, cash collections on the receivables may, under some circumstances, be commingled with the funds of the servicer and, in the event of the bankruptcy of the servicer, an issuer may not have a perfected interest in those collections.

Perfection and Priority with Respect to Receivables

      A purchaser of Equipment Loans who gives new value and takes possession of the chattel paper or obtains control of the chattel paper that evidences the Equipment Loans in good faith, in the ordinary course of the purchaser’s business and without knowledge that the purchase violates the rights of an issuer as secured party, may have priority over the interest of the related issuer in the Equipment Loans. Any sale by a finance company of Equipment Loans that had been sold to an issuer would be a violation of the finance companies’ contractual obligations.

Security Interests in Financed Equipment

      In some states, receivables like the ones that may be included in your issuer, evidence the credit sale of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures, and other equipment. In those states, the receivables also constitute personal property security agreements and include grants of security interests in the equipment under the applicable Uniform Commercial Code. However, under the laws of some other states, perfection of security interests in certain transportation equipment would be governed by certificate of title registration laws of the state in which the equipment is located.

      Each of the finance companies takes appropriate action under the laws of each state in which the obligor is located to perfect its security interest in the equipment with respect to the equipment that may be perfected by the filing of financing statements under the applicable Uniform Commercial Code. Accordingly, each of the finance companies will retain physical possession of the receivables and certificates of title in the case of certain transportation equipment.

      As liquidated damages, upon request of the issuer, we are required to purchase from each issuer any Equipment Loan as to which necessary perfection actions have not been taken prior to the time of sale to the issuer, if the failure to take those actions will materially adversely affect the interest of the issuer in the receivable and the failure is not cured within a specified grace period. Similarly, upon our request, each finance company that sells receivables to us is required to purchase any such receivable if the failure occurred prior to its transfer of the receivable to us. In addition, the servicer is required to take appropriate steps to maintain perfection of security interests in the financed equipment.

      Due to administrative burden and expense, except as noted above, no action will be taken to record the transfer of security interests from the finance companies to us or from a finance company to one of its subsidiaries and ultimately to us or, in any case, from us to the issuer. In most states, an assignment of a security interest in equipment owned under a certificate of title like the transfers referred to above is effective to convey a security interest, without any action to record the transfer of record. In those states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of the applicable finance company’s lien on the certificates of title, will be sufficient to protect the related issuer against the rights of subsequent purchasers of financed equipment or subsequent lenders who take a security interest in financed equipment. However, by not identifying an issuer as the secured party on the financing statement or certificate of title, the security interest of the issuer in financed equipment could be defeated through fraud or negligence.

37

      We will represent to each issuer that, as of the date the related receivable is sold to such issuer, each security interest in financed equipment is or will be prior to all other present liens on and security interests in the financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. Also, error, fraud or forgery by the equipment owner or the servicer or administrative error by state or local agencies could impair an issuer’s security interest. Neither we nor the servicer must repurchase a receivable if any of the occurrences described above, other than any action by the servicer, result in the issuer’s losing the priority of its security interest or its security interest in the financed equipment after the date the security interest was assigned to the issuer.

      With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Security Interests in Leased Equipment

      When we sell leases to an issuer, we also assign to the issuer any security or ownership interest that we hold in the leased equipment. Each lease will be a lease intended for security (often referred to as a “finance lease”) rather than a “true lease”.

“true lease” = the lessor (i.e., the originating dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.

“finance lease” (not a true lease) = the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

      All leases that will be transferred to an issuer will have either bargain purchase options or be conditional sale contracts, which under applicable state law standards should be deemed to be finance leases. Each of the finance companies will obtain a first priority perfected security interest in the leased equipment. In the case of leases of transportation equipment, the finance companies require the lessees to be named as the owner on the certificates of title and to have the applicable finance company named as holder of a security interest. As a result of these actions, for the finance leases, the applicable finance company and its assigns will have a very similar position to the one described above with respect to loans, and the same repurchase obligations apply if there is no first priority perfected security interest.

      In the event that a finance company were to become a debtor in a bankruptcy case, a bankruptcy trustee might attempt to characterize the finance leases as true leases and if successful, would have the ability to reject such leases, resulting in cancellation of the remaining scheduled payments under the leases.

      State laws differ as to whether anyone suffering injury to person or property involving leased transportation equipment, industrial equipment, construction equipment, technology and telecommunications, furniture and fixtures or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent the leases are deemed to be true leases and the issuer is deemed to be the owner of such equipment, the applicable state law may permit such an action and if such action is successful, the related issuer and its assets may be subject to liability to the injured party. If vicarious liability were imposed on an issuer as owner of leased equipment, and the coverage provided by any available insurance is insufficient to cover the loss, you could incur a loss on your investment.

Repossession

      Upon a default by an equipment purchaser, the holder of an Equipment Loan that is treated as a personal property security interest, has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under those remedies, the secured party may perform

38

self-help repossession unless it would constitute a breach of the peace. Self-help is accomplished simply by retaking possession of the financed or leased equipment. Some jurisdictions require that the obligor be notified of the default and be given time to cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order. Although self help is an available remedy it is rarely used. In most cases, a notice of default is sent to the obligor and legal counsel is instructed to commence legal proceedings to recover the equipment.

Notice of Sale; Redemption Rights

      The Uniform Commercial Code and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Uniform Commercial Code Considerations

      Many states have adopted a version of Article 2A of the Uniform Commercial Code that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any “unconscionable” lease or “unconscionable” provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults and leases where the lessee is a “merchant lessee.” However, each finance company that sells a lease will represent that, to the best of their knowledge, each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the applicable finance company of any defects. Article 2A does, however, recognize typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

Deficiency Judgments and Excess Proceeds; Other Limitations

      The proceeds of resale of equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. In other states, a deficiency judgment against the debtor can be sought for the shortfall. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

      Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the equipment or, if no such lienholder exists, to the former owner of the equipment.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to leases,

39

some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes and certificates. This summary is based upon current provisions of the Internal Revenue Code of 1986, called the “Code”, proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for each issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP have prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences,” and are of the opinion that they are correct in all material respects.

      The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes or certificates as a position in a “straddle” for tax purposes or as a part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes or certificates and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes and certificates is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and to investors who have purchased notes and who hold those notes as capital assets within the meaning of Section 1221 of the Code.

      Each issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service, called the “IRS,” or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents refer, unless otherwise specified, to each issuer and the notes, certificates and related terms, parties and documents applicable to that issuer.

Tax Characterization of the Issuer

      Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the issuer agreement and related documents.

      If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the

40

receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations, called the “OID Regulations,” relating to original issue discount, or “OID.” This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 1/4% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note, called a “Short-Term Note”, you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

      Sale or Other Disposition. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. The adjusted tax basis of a note will equal your cost for the note, increased by any market discount, OID and gain previously included in your income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments you have previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not

41

previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at a maximum rate of 20% if the note is held for more than 12 months.

      Foreign Holders. If you are a nonresident alien, foreign corporation or other non-United States person, called a “foreign person”, any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that: the income is effectively connected with your conduct of a trade or business carried on in the United States and:

      (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us (or of a profits or capital interest in the issuer if characterized as a partnership);

      (ii) you are not a controlled foreign corporation that is related to us (or the issuer if treated as a partnership) through stock ownership;

      (iii) you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

      (iv) the interest is not contingent interest described in Section 871(h)(4) of the Code.

      To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

      If you are a foreign person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty, or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are a foreign person engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to United States Federal income tax on your interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

      If you are a foreign person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from United States Federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by you, and

•	if you are an individual foreign person, you have not been present in the United States for 183 days or more in the taxable year.

      Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or nonresident alien who

42

provides certification as to status as a nonresident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and you fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for the taxable years 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each note holder setting forth the amount of interest paid on the notes owned by that note holder and the amount of tax withheld on those payments.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

Tax Consequences to Holders of the Certificates

      The following discussion applies only to the extent certificates are offered in a related prospectus supplement. Until that time, because the certificates will be held solely by us or one of our affiliates, under current Treasury regulations, an issuer of certificates will be disregarded as an entity separate from us or one of our affiliates, for Federal income tax purposes.

      Treatment of the Issuer as a Partnership. We will agree, and you will agree by your purchase of certificates, to treat the issuer as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income. The assets of the partnership will be the assets held by the issuer, the partners of the partnership will be the certificateholders, including us in our capacity as recipient of distributions from any account specified in the related prospectus supplement in which we have an interest, and the notes will be debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and us is not clear because there is no authority on transactions closely comparable to this arrangement.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered our debt or debt of the issuer. This characterization should not result in materially adverse tax consequences to certificateholders compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates and a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations for those certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuer will not be subject to Federal income tax. Rather, you will be required to separately take into account your accruals of guaranteed payments from the issuer and your allocated share of other income, gains, losses, deductions and credits of the issuer. The issuer’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments as necessary for market discount, OID and premium, and any gain upon collection or disposition of receivables. The issuer’s deductions will consist primarily of interest accruing on the notes, guaranteed

43

payments on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

      Under the trust agreement or limited liability company agreement, as applicable, interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as “guaranteed payments” under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuer and as ordinary income to you. The issuer will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. If you use a calendar year tax year, you will be required to include the accruals of guaranteed payments in income in your taxable year that corresponds to the year in which the issuer deducts the payments. If you use a taxable year other than a calendar year, you will be required to include the payments in income in your taxable year that includes the December 31 of the calendar year in which the issuer deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

      In addition, the trust agreement or limited liability company agreement, as applicable, will provide, in general, that you will be allocated taxable income of the issuer for each calendar month equal to the sum of:

•	any issuer income attributable to discount on the receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium, if any, payable to you for such month; and

•	any other amounts of income payable to you for the month.

This allocation will be reduced by any amortization by the issuer of premium on receivables corresponding to any excess of the issue price of certificates over their principal amount. All remaining items of income, gain, loss and deduction of the issuer will be allocated to us.

      Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating issuer income should be permissible under applicable Treasury regulations. However, no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation described above, you may be subject to tax on income equal to the interest rate on the certificates plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of this amount. Thus, if you are a cash basis taxpayer, you will in effect be required to report income from the certificates on the accrual basis and you may become liable for taxes on issuer income even if you have not received cash from the issuer to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the issuer.

      Most of the guaranteed payments and taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt issuer, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to the holder under the Code.

      Your share of expenses of the issuer, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to you in whole or in part and, as a result, you might be taxed on an amount of income that exceeds the amount of cash actually distributed to you over the life of the issuer. It is not clear if these rules would apply to a certificateholder who accrues guaranteed payments.

      The issuer intends to make all tax calculations for income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect to you.

44

      Discount and Premium. The purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, respectively. As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of any market discount income or premium deduction may be allocated to you.

      Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under current Treasury regulations, if a termination occurs, the issuer will be considered to have contributed the assets of the issuer, constituting the old partnership, to a new partnership in exchange for interests in the new partnership. Such interest would be deemed distributed to the partners of the old partnership in liquidation thereof. The issuer will not comply with certain technical requirements that might apply if a constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, you will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and your tax basis in the certificates sold. Your tax basis in a certificate will generally equal your cost for the certificate increased by your share of issuer income and accruals of guaranteed payments (includible in income) and decreased by any distributions received by you with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include your share of the notes and other liabilities of the issuer. If you acquire certificates at different prices, you may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      Any gain on the sale of a certificate attributable to your share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to you and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

      If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions paid to you on the certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Between Transferors and Transferees. In general, the issuer’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, you may be allocated tax items and accruals of guaranteed payments, which will affect your tax liability and tax basis, attributable to periods before you purchased your certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the issuer might be reallocated among the certificateholders. We are authorized to revise the issuer’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

      Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The

45

tax basis of the issuer’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make this election. As a result, you might be allocated a greater or lesser amount of issuer income than would be appropriate based upon your own purchase price for certificates.

      Administrative Matters. The trustee or managing member, as applicable, is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuer will be the calendar year. The trustee or managing member, as applicable, will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and will report each certificateholder’s accruals of guaranteed payments and allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1. The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward such information to the beneficial owners of the certificates. Generally, you must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless you notify the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes the name, address and taxpayer identification number of the nominee, and, as to each beneficial owner:

•	the name, address and taxpayer identification number of that person,

•	whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of a foreign government or an international organization, and

•	certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish this information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

      We will be designated as the tax matters partner in the trust agreement or limited liability company agreement, as applicable, and, therefore, will be responsible for representing you in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of your tax returns, and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of your tax returns and adjustments of items not related to the income and losses of the issuer.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuer would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes on non-U.S. persons because there is no clear authority dealing with this issue under facts substantially similar to ours. Although it is not expected that the issuer would be engaged in a trade or business in the United States for these purposes, the issuer will withhold as if it were so engaged in order to protect the issuer from possible adverse consequences of a failure to withhold. The issuer expects to withhold pursuant to Section 1446 of the Code, on the portion of its taxable income allocable to foreign certificateholders as if this income were effectively connected to a U.S. trade or business, at the taxpayer’s ordinary income tax rate. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the

46

issuer to change its withholding procedures. In determining a certificateholder’s nonforeign status, the issuer may rely on IRS Form W-8BEN, IRS Form W-9 or the certificateholder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein, including, in the case of a corporation, the branch profits tax, on its share of accruals of guaranteed payments and the issuer’s income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuer on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the issuer, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax at a current rate of 28% if, as discussed above in connection with the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Code. See “Tax Consequences to Holders of the Notes — Backup Withholding.”

STATE TAX CONSEQUENCES

      The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes or certificates under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes and certificates.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan.

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer, the subservicer, the underwriters, the owner trustee, or the managing

47

member, as applicable, the transferor, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Benefit Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

      We will enter into one or more underwriting agreements with respect to the notes of each series and an underwriting agreement with respect to the certificates of a given series, if offered under this prospectus. In each underwriting agreement, we will agree to cause the related issuer to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement. In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes and certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such notes and certificates, as the case may be, are purchased.

      Each prospectus supplement will either set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in that offering, or specify that the related notes and certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any notes and certificates the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that we and GE Capital will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each issuer may, from time to time, invest the funds in its issuer accounts in eligible investments acquired from underwriters.

      Pursuant to each of the underwriting agreements with respect to a given series of securities, the closing of the issuance of each class of securities subject to any of those agreements will be conditioned on the closing of the sale of all other classes subject to any of those agreements. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

48

LEGAL OPINIONS

      Certain legal matters relating to the securities of any series will be passed upon for the related trust, us and the servicer by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois and New York, New York. Certain legal matters relating to the securities of any series will be passed upon for the underwriters by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon for each issuer by Mayer, Brown, Rowe & Maw LLP.

WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuer we originate.

      You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any issuer until we terminate offering the securities.

      We have not been, nor are we currently, required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the issuers we originate. These Current Reports are also incorporated into this prospectus by reference and made a part hereof.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:

GE Commercial Finance Capital Markets Group
201 High Ridge Road
Stamford, CT 06927
Attention: Manager, Investor Relations
Telephone: (203) 357-4328

49

INDEX OF TERMS

      Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

Benefit Plan	47
CEF	13
Clearstream	24
Code	39
DTC	24
Equipment Loans	10
ERISA	47
Euroclear	24
Euroclear Operator	24
foreign person	41
GE Capital	17
IRS	40
LIBOR	23
OID	40
OID Regulations	40
Permitted Investments	30
PTCE	47
Short-Term Note	41

50

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and on page 2 in the prospectus.

The notes represent debt obligations of the issuer only and do not [The certificates represent ownership interests in the issuer only. Neither the notes nor the certificates] represent obligations of or interests in CEF Equipment Holding, L.L.C., General Electric Capital Corporation, [                         ] or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes [and the certificates] only if accompanied by the prospectus.

[FORM OF EQUIPMENT (PRIMARILY TRANSPORTATION EQUIPMENT AND NO MARITIME ASSETS OR MEDICAL & DENTAL EQUIPMENT) LOAN PROSPECTUS SUPPLEMENT]
SUBJECT TO COMPLETION, DATED                     ,
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                               ,

[GE Capital Equipment Trust                     -                    ]

[GE Capital Equipment Company, LLC]

Issuer

CEF Equipment Holding, L.L.C.

Seller

General Electric Capital Corporation

Originator and Servicer

The issuer will issue the following [classes of notes,][certificates,]which are offered under this prospectus supplement—

	Class A Notes			Class B Notes

Principal Amount	$			$
Interest Rate			%			%
Maturity Date		,			,
Price to Public(1)			%			%
Underwriting Discount(2)			%			%
Proceeds to Seller(3)			%			%

(1)	Plus accrued interest, if any, from , . Total price to public (excluding such interest) = $ .

(2)	Total Underwriting Discount = $ .

(3)	Total Proceeds to Seller = $ .

                                                  Credit Enhancement

•	[The issuer will also issue $ % asset backed certificates, which] [The certificates] are subordinated to the notes.

•	[A spread account will be established with an initial balance of $ ( % of the loan value of the initial receivables).

•	The Class B Notes are subordinated to the Class A Notes, and provide additional credit enhancement for the Class A Notes.

•	[This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.]

Delivery of the [notes] [certificates], in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System on or about , against payment in immediately available funds.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

[Underwriter]	[Underwriter]

Underwriters of the [Class B Notes] [Certificates]

[Underwriter]	[Underwriter]

               ,

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these securities in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver a prospectus supplement and prospectus until                      ,                     (90 days after the commencement of this offering).

      We tell you about the securities in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

      If the terms of your series of securities vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-     in this prospectus supplement and under the caption “Index of Terms” beginning on page      in the accompanying prospectus.

      We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future. Forward-looking statements also include any other statements that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

      Forward-looking statements are based on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Whether actual results and development will conform with our expectations and predictions is subject to a number of risks and uncertainties.

      All of the forward-looking statements made in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we have anticipated will be realized. Even if the results and developments in our forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on us, the issuer, General Electric Capital Corporation, General Electric Capital Services, Inc., any finance company or any other person or on our respective businesses or operations. The foregoing review of important factors, including those discussed in detail in this prospectus supplement and the accompanying prospectus should not be construed as exhaustive. We undertake no obligation to release the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect the occurrences of anticipated events.

i

ii

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the [notes] [certificates], read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Relevant Parties

Issuer	[GE Capital Equipment Trust - ] [GE Capital Equipment Company LLC ]

Seller	CEF Equipment Holding, L.L.C.

Servicer	General Electric Capital Corporation

Indenture Trustee	[ ]

[Owner Trustee] [Managing Member]	[ ]

Swap Counterparty	[ ]

Relevant Agreements

Indenture	The indenture is between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

[Trust Agreement] [Limited Liability Company Agreement]	The [trust agreement is between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.] [The limited liability company agreement governs the formation of the issuer by the seller and provides for the terms relating to the certificates.]

Servicing Agreement	The servicing agreement is between the servicer and the issuer. The servicing agreement governs the servicing of the receivables by the servicer.

Administration Agreement	The administration agreement is between General Electric Capital Corporation, as administrator and the [owner trustee] [managing member]. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuer.

Purchase Agreement	The purchase agreement is between General Electric Capital Corporation and CEF Equipment Holding, L.L.C., as purchaser. The purchase agreement governs the sale of the receivables by General Electric Capital Corporation to CEF Equipment Holding, L.L.C.

Purchase and Sale Agreement	The purchase and sale agreement is between CEF Equipment Holding, L.L.C., as transferor and [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ],

as purchaser. The purchase and sale agreement governs the transfer of receivables from General Electric Capital Corporation to [GE Capital Equipment Company, LLC ] [GE Capital Equipment Trust - ].

Relevant Dates

Closing Date	[ ]

Cutoff Date	[ ]

Payment Dates	Payments on the [notes] [certificates] will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning with , .

Maturity Dates	The outstanding principal amount, if any, of each class of notes will be payable in full on [the date specified or] the payment date falling in the month specified for each below:

Class	Maturity Date

Class A	,
Class B	,

Record Date	So long as the securities are in book-entry form, the issuer will make payments and distributions on the securities to the holders of record on the [ ] day preceding the payment date. If the securities are issued in definitive form, the record date will be the last day of the month preceding the payment or distribution date.

Offered Securities

      We are offering [two] classes of notes [and certificates] issued by the issuer:

Aggregate
	Principal	Interest
Class	Amount	Rate

A	$	%
B	$	%

Certificate
	Invested	Distribution
[Certificates	Amount	Rate

	$	%]

      The [notes] [certificates] will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations.

Subordination

      The Class B Notes will be subordinated to the Class A Notes as follows:

•	no interest will be paid on the Class B Notes on any payment date until all interest due on the Class A Notes through that payment date has been paid in full; and

•	no principal will be paid on the [Class B Notes] on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

      The certificates will be subordinated to the Class A Notes and the Class B Notes as follows:

•	no distributions on invested amounts will be made to the certificates on any payment date until all interest due on the Class A Notes and the Class B Notes through that payment date has been paid in full; and

•	no distributions of the certificate invested amounts will be made to the certificates on any payment date until all principal on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

      The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date will generally equal the decrease during the prior calendar month in [the sum of (a)] the loan value of the receivables and [(b) the amount on deposit in the issuer’s pre-funding account as of the end of the pre-funding period]. The loan value of a receivable equals the discounted present value of its scheduled cash flows, using a discount rate equal to the average annual percentage rate of that loan.

      Principal payments on each payment date will generally be allocated in the following proportions: [          ]% to the Class A Notes and [          ]% to the Class B Notes. However, no principal payments will be payable on each payment date to the Class B Notes until all amounts payable to the Class A Notes on that payment date have been paid in full.

      See “Description of the Transaction Agreements — Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

Optional Redemption

      Any class of [notes] [certificates] that remain outstanding on any payment date on which we exercise our clean-up call will be paid in whole on that payment date at a redemption price [for such class] equal to the [outstanding principal balance of that class of notes] plus accrued and unpaid interest thereon [outstanding invested amount of the certificates plus undistributed certificateholders’ distributions on invested amount]. We cannot exercise our clean-up call until the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables, measured for each receivable at the time of its sale to the issuer.

[Mandatory Redemption

      The issuer will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the issuer’s pre-funding account after any purchase of receivables on that date will be applied to the [notes] [certificates] then outstanding in whole or in part in the same sequence and proportions that would apply in a normal [principal payment or distribution on the invested amount.]]

The Initial Receivables

      On the closing date, we will sell to the issuer loans and finance leases with an aggregate loan value of $                    measured as of                     ,           .

[Pre-Funding

      We will sell the issuer loans and finance leases during a pre-funding period beginning on the closing date and ending not later than the close of business on the payment date no later than one year after the closing date.

      The issuer will pay for the subsequent receivables with funds on deposit in a pre-funding account established by the issuer, with an initial deposit of $                    . We expect to sell subsequent receivables to the issuer with an aggregate loan value approximately equal to the amount deposited in the pre-funding account. Prior to being used to purchase receivables, funds on deposit in the pre-funding account will be invested from time to time in highly rated short-term securities.

      The pre-funding period will also terminate early if the balance in the pre-funding account is reduced to less than $100,000 or if certain defaults or other adverse events occur. The pre-funded amount will not exceed 50% of the amount of the securities offered in this prospectus supplement. Any balance remaining in the pre-funding account at the end of the pre-funding period will be payable to the [noteholders as principal] [certificateholders as distributable invested amounts.]

[Negative Carry Account

      We anticipate that the average interest rate earned by the issuer on investment of funds in the pre-funding account may be less than the weighted average interest rate on the [notes] [certificates]. To provide a source of funds to cover any short fall resulting from this difference, the issuer will deposit $                    into the issuer’s negative carry account.]

Credit Enhancement

[Spread Account

      As credit enhancement for the [notes] [certificates], a spread account will be established by the issuer. The spread account will be funded as follows:

•	On the closing date, the issuer will deposit $ ( % of the loan value of the initial receivables) into the spread account.

[•	On the date of each subsequent sale of receivables to the issuer, the issuer will transfer cash or highly rated, short-term securities having a value approximately equal to % of the aggregate loan value of the receivables purchased from the pre-funding account to the spread account.]

•	On each payment date after any draw has been made on the spread account, available collections remaining after other more senior payments have been made will be deposited into the spread account to the extent necessary to maintain a specified minimum balance.

      Funds on deposit in the spread account will be available on each payment date to cover shortfalls in [payments of interest and principal on the notes] [distributions on certificate invested amount and distributions of certificate invested amount]. [Funds on deposit in the spread account will not be used to cover shortfalls in any distributions on the certificates].

[The Certificates

      On the closing date, the issuer will issue certificates to us in an aggregate invested amount of $                    . [We will initially retain the entire invested amount of the certificates.] Distributions on the certificates will be subordinate in priority of payment to interest and principal due on the notes.]

[Subordination

      The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.] [The subordination of the certificates to the Class A Notes and Class B Notes will provide additional credit enhancement for the Class A Notes and Class B Notes.]

Priority of Distributions

      On each payment date after payment to the servicer of an amount equal to any accrued but unpaid servicing fee [and reimbursement of any unreimbursed servicer advances], available collections, plus funds transferred from various issuer accounts as described above, will be applied to the following (in the priority indicated):

(1) administration fees;

(2) to pay the swap counterparty any amounts due to swap counterparty under the swap agreement not including any swap termination payments payable under clause (3) below;

(3) accrued and unpaid interest on the Class A Notes and any swap termination payments owed by the issuer to the swap counterparty pro rata based on the outstanding principal balance of the Class A Notes and any swap termination payments; provided that, any amounts allocable to the Class A Notes which are not needed to pay interest due on such notes will be applied to pay the portions of any swap termination payments remaining unpaid, if any;

(4) accrued and unpaid interest on the Class B Notes;

(5) to pay principal on the notes in the priority described above under “Offered Securities — Principal Payments”;

[(6) to the spread account, to the extent necessary to maintain a specified balance;]

(7) distributions on the certificate invested amount;

(8) distributions of the certificate invested amount of the certificates; and

(9) the remaining balance, if any, to the issuer.

      See “Description of the Transaction Agreements — Distributions” for additional details and for special priority rules that would apply in a default situation.

Tax Status

      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the issuer, the notes will be treated as debt of the issuer for U.S. federal income tax purposes and the issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation [and the issuer will be treated as a partnership in which the certificateholders are partners].

ERISA Considerations

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes. The certificates may not be acquired by any employee benefit plan. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

      [The Class A Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Rating of the [Notes] [Certificates]

      The issuer will not issue the [notes] [certificates] unless the Class A Notes are rated in the highest short-term rating category and that the Class B Notes are rated at least in the “A” category or its equivalent, in each case by at least two nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the notes pursuant to their terms.

CEF Equipment Holding, L.L.C.

      The mailing address of our principal executive office is 44 Old Ridgebury Road, Danbury, CT 06810, Attention: Legal Department and our telephone number is 203-796-5518.

RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the [notes] [certificates].

It may not be possible to find a purchaser for your securities.	There is currently no public market for the [notes] [certificates] and we cannot assure you that one will develop. Thus you may not be able to resell your [notes] [certificates] at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the [notes][certificates], but they are not required to do so. We do not intend to apply for listing of the [notes] [certificates] on any securities exchange or for the inclusion of the [notes] [certificates] on any automated quotation system. A trading market for the [notes] [certificates] may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your [notes] [certificates].

Risk of downgrade of initial ratings assigned to your [notes] [certificates].	It is a condition to the issuance of the [notes][certificates] that they receive the ratings from the rating agencies set forth in the summary under the heading “rating of the [notes][certificates].” A rating is not a recommendation to purchase, hold or sell the [notes][certificates], inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the [notes][certificates] address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the [notes] [and distribution of certificate invested amount and distributions on certificate invested amount] pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the [notes][certificates] are based primarily on the rating agencies’ analysis of the finance leases, loans and the equipment, and, with respect to the [Class A Notes] [and Class B Notes], the subordination provided by the subordinate [notes][certificates]. In the event that the rating initially assigned to any [notes][certificates] is subsequently lowered or withdrawn for any reason, you may not be able to resell your [notes][certificates] without a substantial discount.

[Prepayments could result from pre-funding.	If the principal amount of eligible receivables purchased or directly originated by our affiliated finance company during the issuer’s pre-funding period, plus other pre-existing eligible receivables, is less than the amount deposited in the issuer’s pre-funding account, we will not have sufficient receivables to sell to the issuer during the pre-funding period. This would result in a prepayment of principal or return of capital, as the case may be, in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the [noteholders] [certificateholders] in the same sequence and proportions that would apply in a normal principal distribution. Any prepayment will shorten the weighted average life of the affected [notes] [certificates]. The amount of the [notes] [certificates] that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the [notes] [certificates].]

[The issuer is dependent upon the finance companies for additional receivables.	The issuer will not be able to purchase receivables from us during the pre-funding period unless the finance companies have eligible receivables which they are able to transfer to us. The finance companies’ ability to generate receivables depends primarily upon sales of transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment manufactured or distributed by unaffiliated third parties. If, during the pre-funding period, these manufacturers or distributors experienced a reduction in sales of such equipment, this would adversely affect our ability to sell receivables to the issuer.]

[Characteristics of the pool of receivables may change due to pre-funding.	There will be no required characteristics of the receivables transferred to the issuer during the pre-funding period, except that each additional receivable must satisfy the eligibility criteria specified in the sale agreement between us and the issuer at the time of its addition. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuer, the characteristics of the entire receivables pool, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, average maturity, current loan value and geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the [notes] [certificates] will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the [notes] [certificates]. However, the issuer will not purchase any receivables that have a remaining term in excess of months or any receivables that would cause the weighted average original term of the receivables in the issuer to be greater than months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the [notes] [certificates].]

Cross-collateralization of receivables may affect your returns.	In many cases the finance companies have other extensions of credit to an obligor in addition to the loan or loans with such obligor which are included in the loan pool securing the notes. In addition, after the closing date, the finance companies may originate additional extensions of credit to any obligor. The finance companies may also sell loans which it has retained to another issuer for which GE Capital may act as the servicer in the future. For purposes of this prospectus supplement we refer to such existing or future extensions of credit by the finance companies, which are not transferred to the issuer and included in the loan pool, as retained loans. In many cases, loans sold to the issuer and the retained loans are cross-defaulted and cross-collateralized. As a result, a retained loan may have a lien or security interest on the equipment and other collateral securing a loan in the loan pool, and a loan in the loan pool may be secured by a lien or security interest on the collateral securing a retained loan. In addition, the same guarantee, credit enhancement or recourse arrangement with a third party may be applicable to both a loan in the loan pool and a retained loan.

GE Capital, in its capacity as servicer, will be required to make decisions, on behalf of the issuer, regarding the loans in the loan pool which also affect its interest in the retained loans. The servicing agreement obligates GE Capital, when acting in its capacity as the servicer, to act, on behalf of the issuer, in accordance with its customary servicing procedures and the issuer’s credit and collection policies with respect to loan agreements, finance leases and other financing arrangements similar to the loans in the loan pool. However, when acting in its capacity as the creditor under the retained loans (or as the servicer for another issuer or lender which has purchased retained loans), GE Capital may make decisions and take actions to protect the creditor’s interest without regard to any effect which these decisions and actions may have on the interests of the issuer. Such decisions or actions by GE Capital may affect the timing and amount of the recovery by the issuer on loans with the same obligor. If the obligor defaults on a loan in the loan pool or a retained loan, or an insolvency proceeding is commenced with respect to the obligor (or a third party providing a guarantee or other recourse arrangement), GE Capital, in its capacity as servicer, will be authorized to file claims (including bankruptcy claims) and commence remedial proceedings on behalf of the issuer, and in the same proceeding a finance company, in its capacity as a creditor of the obligor under a retained loan (or as the servicer for another trust or lender which has purchased the retained loans), may also take actions to protect its interest in the retained loan. If a payment is made by or on behalf of an obligor (whether a scheduled payment, prepayment, liquidation or insurance proceeds or a payment by a third party under a guarantee or recourse arrangement), as servicer, GE Capital will allocate the payment between amounts due on loans in the loan pool and amounts due on retained loans in accordance with applicable law, the provisions of the loans (and the retained loans) and its customary practices for similar loans. It is also the practice of the finance companies to accommodate obligor requests for the release of equipment or other collateral from the lien of a financing agreement or finance lease, or the release of a third party from its guarantee (or other recourse arrangement) in respect of a loan in appropriate circumstances. Accordingly, as servicer, GE Capital, on behalf of the issuer, is authorized to release the equipment or other collateral which secures a loan and to release a guarantee or other third party recourse arrangement in accordance with its customary servicing practices for similar loans and the issuer’s credit and collection policies. In such circumstances, GE Capital will, in accordance with such practices, determine whether (and in what order) to release an obligor’s collateral securing a loan and/or collateral securing a retained loan. When a finance company sells equipment or other collateral for a loan which has been repossessed, it may also be selling similar collateral for its own account or for an account of another party. The finance companies are not required (in a remedial proceeding, in bankruptcy, in allocation of payment or in the sale of repossessed equipment) to give priority to payments due to the issuer under a loan over payments due to that finance company or another issuer or lender under a retained loan.

Geographical concentrations of equipment loans may affect your investment.	If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the receivables may increase. As a result, the overall timing and amount of collections on the receivables held by the issuer may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. As of [ ], approximately [ ]% of the outstanding principal amount of the receivables held by the issuer related to obligors located in California, [ ]% in Texas, [ ]% in New York and [ ]% in Illinois. No other state accounts for more than [ ]% of the equipment loans. The receivables in those states represent [ ]% of the outstanding principal amount of the receivables held by the issuer.

Disproportionate concentration of equipment loans in the transportation industry may adversely affect your investment.	If the transportation industry experiences adverse events or economic conditions, the overall timing and amount of collections on the equipment loans held by the issuer may differ from what you may have expected. This could result in delays or reduced payments to you. As of [ ], equipment loans constituting 49% or more of the outstanding principal amount of the equipment loans held by the issuer relate to transportation equipment. An increase in costs of raw materials may increase the costs of production for manufacturers of transportation equipment resulting in reduced revenues and higher delinquencies. A decrease in the demand for transportation equipment as well as excess capacity in the industry could reduce revenues for these sectors and this may consequently increase delinquencies and defaults on the related loans. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than [ ]% of the outstanding principal amount of the equipment loans held by the issuer.

Payments on the Class B Notes are subordinate to payments on the Class A Notes.	If you buy Class B Notes, your interest payments will be subordinate to interest payments on the Class A Notes, and your principal payments will be subordinate to principal payments on the Class A Notes as follows:

• You will not receive any interest payments on your Class B Notes on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest then payable on the Class A Notes, in each case, has been paid in full.

• In addition, you will not receive any principal payments on your Class B Notes on any payment date until the principal due on the Class A Notes on that payment date has been paid in full.

Payments on the certificates and the [Class B Notes] are subordinate to payments on the Class A Notes and the [Class B Notes].	If you buy certificates, your distributions on the certificate invested amounts will be subordinate to interest payments on the Class A Notes and the [Class B Notes], and your return of your certificate invested amount will be subordinate to principal payments on the Class A Notes and the Class B Notes, as follows:

• You will not receive any distributions on your certificate invested amount on any payment date until servicing fees due to the servicer, administration fees due to the administrator and the full amount of interest and principal then payable on the Class A Notes and the Class B Notes, in each case, has been paid or provided for in full.

• In addition, you will not receive any distributions of your certificate invested amount on any payment date until the entire principal balance of the Class A Notes and the Class B Notes, has been paid for in full.

[Prepayments of receivables could result in payment shortfalls.	A significant portion of the receivables in the issuer will be simple interest receivables. Under simple interest receivables, if an obligor pays a fixed periodic installment early, the portion of the payment applied to reduce the unpaid balance will be greater than the reduction if the payment had been made as scheduled, and the final payment will be reduced accordingly. As a result, the loan value of the receivable, at any time, may be greater than its principal balance. Upon final payment (including prepayment in full) of the receivable, principal collected through that final payment will be less than the resulting increase in the targeted distribution, which could lead to a cash flow shortfall. You might not receive ultimate payment in full of all amounts due under your [notes][certificates] if the amount of the shortfalls exceeds the amount of the deposits and other available credit enhancement and excess collections available to make up for the shortfalls.] [No deposit will be required in connection with any potential cash flow shortfalls that result in a shortfall in distributions on the certificates.]

Noteholders may suffer a loss on their investment from interest rate fluctuations if the [Class A] [Class B] interest rate swap[s] terminates.	The [Class A Notes] [Class B Notes] bear interest at floating rates based on [one-month LIBOR], while the payments due under the receivables are calculated using floating interest rates based on [one-month LIBOR][H-15]. The issuer will enter into an interest rate swap for [Class A Notes] [Class B Notes] to mitigate the risk associated with a decrease in [one-month LIBOR] [H-15] that results in the interest payable on such notes exceeding the amount available to make these payments.

If an interest rate swap is terminated or an interest rate swap counterparty fails to perform its obligations under an interest rate swap agreement, the noteholders will be exposed to the risk that the interest rate on the [Class A Notes] [Class B Notes] will be greater than the amounts received by the issuer under the receivables, which could leave the issuer without sufficient funds to make all required payments on the notes.

The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on the notes. Prior to an event of default, a swap counterparty’s claim for termination payments for swaps relating to each class of notes will be at the same priority with interest on the related class of notes. Following an event of default, any swap counterparty’s claim for termination payments will be at the same priority with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

THE ISSUER

General

      The issuer will be formed pursuant to a [trust] [limited liability company] agreement. After its formation, the issuer will not engage in any activity other than

•	acquiring, holding and managing the receivables[, the pre-funding account] and the other assets of the issuer and proceeds therefrom,

•	issuing the notes and the certificates,

•	making payments on the notes and distributions on the certificates, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer will possess only the following property:

•	receivables and related collections;

•	bank accounts established for the issuer;

•	security interests in the equipment financed under the receivables;

•	any property obtained in a default situation under those security interests; and

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables.

      The issuer’s principal offices are in                               , in care of                                                             , [as owner trustee] [managing member], at the address listed below under “—The [Owner Trustee] [Managing Member].”

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of                               [initial cutoff date], as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A % Notes	$
Class B % Notes	$	]
[Certificates	$	]

Total	$

[The Owner Trustee] [Managing Member]

                          is the [owner trustee] [managing member]under the [trust] [limited liability company] agreement.                     is a                     , and its principal offices are located at                                         . [In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with GE Capital and its affiliates.                     will act as co-trustee for the purpose of complying with certain Delaware legal requirements.]

The Swap Counterparty

      Any swap counterparty shall be required to have a short term credit rating of [                    ] by Standard & Poor’s, and [                    ] by Moodys; and a long term credit rating of [                    ] by Standard & Poor’s and [                    ] by Moodys.

      [                    ], as the swap counterparty to the net swap agreement[s], is a [                    ], and its principal executive offices are located in [                    ]. In the ordinary course of business, it is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      As of [                    ], based upon information reported by [                    ], [                    ] had consolidated assets of $[                    ], consolidated deposits of $[                    ] and shareholder’s equity of $[                    ] based on regulatory accounting principles.

THE RECEIVABLES POOL

      The pool of receivables held by the issuer will include the initial receivables purchased on the closing date [and any additional receivables purchased during the issuer’s pre-funding period]. The receivables are equipment loans that consist of loans and finance leases (the “Equipment Loans”), 49% or more of which are secured by new or used transportation equipment, and the remainder of which are secured by new or used industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures or other equipment.

      A number of calculations described in this prospectus supplement, and calculations required by the agreements governing the issuer and the notes, are based upon the Loan Value of the receivables. “Loan Value” means, for any Equipment Loan as of any calculation date, the present value of the scheduled and unpaid payments on such Equipment Loan (discounted monthly at an annual rate equal to the annual percentage rate of such Equipment Loan with respect to Equipment Loans accruing interest on a fixed rate basis), plus any amount of past due payments as of the cutoff date. Any defaulted receivables liquidated by the servicer through the sale or other disposition of the related equipment or that the servicer has, after using all reasonable efforts to realize upon the related equipment, determined to charge off without realizing upon the related equipment are deemed to have a Loan Value of zero. The Loan Value of the receivables is generally equivalent to their outstanding principal amount.

      The [initial] receivables were selected [and the additional receivables will be selected] from our portfolio using several criteria, including the criteria set forth in the prospectus under “Characteristics of the Receivables — Selection Criteria” and the additional criteria that:

(1) each receivable is an Equipment Loan;

(2) each receivable has an annual percentage rate that is equal to or greater than %;

(3) each receivable has a remaining term to maturity of not more than months;

(4) each receivable has a Loan Value as of the applicable cutoff date that (when combined with the Loan Value of any other receivables with the same or an affiliated obligor) does not exceed % of the aggregate Loan Value of all the receivables;

(5) [after giving effect to each transfer of additional receivables,] the weighted average original term of the receivables in the issuer will not be greater than months; and

(6) [after giving effect to each transfer of additional receivables,] not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of industrial equipment, not more than % will represent loans for the financing of transportation equipment, not more than % of the principal balances of the receivables in the issuer will represent loans for the financing of construction equipment, not more than % of the principal balance of the receivables in the issuer will represent loans for the financing of technology and telecommunications equipment and not more than % of the receivables in the issuer will represent loans for the financing of furniture and fixtures.]

      [The receivables as they are constituted on any cutoff date for an addition of receivables will not deviate from the foregoing characteristics.]

      [The [initial] receivables include both precomputed and simple interest receivables]. No [initial] receivable has[, and no additional receivable will have,] a scheduled maturity later than the date that is six months prior to the final scheduled maturity date for the notes.

      [The initial receivables will represent approximately           % of the sum of initial outstanding principal amount of the notes and the certificate invested amount. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the additional receivables. Therefore, following the transfer of additional receivables to the issuer, the aggregate characteristics of all of the receivables in the issuer, including the composition of the receivables, the distribution by annual percentage rate, equipment type, payment frequency, current Loan Value and geographic distribution described in the following tables, may vary from those of the initial receivables. Following the end of the pre-funding period, we will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of all of the receivables in the issuer, after the addition of the additional receivables.]

      All of the receivables transferred to us relate to commercial financings, rather than to consumer leases or consumer loans or financings. We will not use selection procedures that we believe to be adverse to the issuer in selecting the receivables for transfer to the issuer under the purchase and sale agreement. Each finance company will sell the receivables to us on the closing date under a separate sale agreement.

      The composition, distribution by annual percentage rate, receivable type, equipment type, payment frequency, current Loan Value and geographic distribution, in each case of the [initial] receivables as of                               ,           are as set forth in the following tables. Totals may not add to 100% due to rounding.

      As the obligors pay amounts owed by them under the receivables, the aggregate principal balance of all of the receivables held by the issuer will decrease. This decrease in the principal balance of the receivables is referred to as amortization. The rate at which the principal balance of each receivable is reduced may vary from receivable to receivable. The variance will depend in large part on the receivable terms and the manner in which the obligor makes its payments. As a result, the statistical distribution of the receivables held by the issuer, including the concentration of obligors in any one state or of the receivables with respect to any one equipment type, will vary as the receivable balances amortize.

      Some of the receivables intended, as of [                              ], to be transferred to the issuer may be determined not to meet the eligibility requirements and those receivables may not be transferred to the issuer on the closing date. While the statistical distribution of the characteristics, as of the closing date, for the final pool of receivables will vary somewhat from the statistical distribution of the characteristics, as of the date hereof, as presented in this prospectus supplement, the variance will not be material. Changes in the characteristics of the receivables between the date hereof and the closing date will not affect more than 5% of the aggregate principal balance of the receivables.

Composition of the Receivables

as of the [Initial] Cutoff Date

Weighted			Weighted	Weighted
Average	Aggregate	Number of	Average	Average	Average
APR	Loan Value	Receivables	Remaining Term	Original Term	Loan Value

%	$		months	months	$

Distribution by Receivable Type of the Receivables Pool

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Receivable Type	Receivables	Loan Value	Loan Value

Loans		$	%
Finance leases	—	—	%

Total		$	100.00%

Distribution by Payment Frequency of the Receivables

as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
Frequency	Receivables	Loan Value	Loan Value

Annual
Semiannual
Quarterly		$	%
Monthly
Other			%

Total		$	100.00%

Distribution by Annual Percentage Rate

of the Receivables as of the [Initial] Cutoff Date

Percent of
	Number of	Aggregate	Aggregate
APR Range	Receivables	Loan Value	Loan Value

3.000% to 3.999%		$	%
4.000% to 4.999%
5.000% to 5.999%
6.000% to 6.999%
7.000% to 7.999%
8.000% to 8.999%
9.000% to 9.999%
10.000% to 10.999%
11.000% to 11.999%
12.000% to 12.999%
13.000% to 13.999%
14.000% to 14.999%
15.000% to 15.999%
16.000% to 16.999%
17.000% to 17.999%
18.000% to 18.999%
19.000% to 19.999%
20.000% to 20.999%

Total		$	100.00%

Distribution by Equipment Type of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Type	Receivables	Loan Value	Loan Value

Transportation Equipment
New
Used
Industrial Equipment
New
Used
Construction Equipment
New
Used
Technology and Telecommunications
Equipment
New
Used
Furniture and Fixtures
New
Used

Total		$	100.00%

Distribution by Industry Application of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Industry	Receivables	Loan Value	Loan Value

Construction
Manufacturing
Retail
Transportation
Food and Agriculture
Wholesale
Electronics
Printing and Publishing
Public Finance
Healthcare
Biotech/ Pharmaceuticals
Services

Total		$	100.00%

Distribution by Current Loan Value of the Receivables

as of the [Initial] Cutoff Date

			Percent of
	Number of	Aggregate	Aggregate
Value Range	Receivables	Loan Value	Loan Value

50,000.00 to 99,999.99
100,000.00 to 199,999.99
200,000.00 to 299,999.99
300,000.00 to 399,999.99
400,000.00 to 499,999.99
500,000.00 to 599,999.99
600,000.00 to 699,999.99
700,000.00 to 799,999.99
800,000.00 to 899,999.99
900,000.00 to 999,999.99
1,000,000.00 to 1,999,999.99
2,000,000.00 to 2,999,999.99
3,000,000.00 to 3,999,999.99
4,000,000.00 to 4,999,999.99
5,000,000.00 to 5,999,999.99
6,000,000.00 to 6,999,999.99
7,000,000.00 to 7,999,999.99
8,000,000.00 to 8,999,999.99
9,000,000.00 to 9,999,999.99
10,000,000.00 to 19,999,999.99
20,000,000.00 to 29,999,999.99
30,000,000.00 to 39,999,999.99
40,000,000.00 to 49,999,999.99
50,000,000.00 and over

Total		$	100.00%

Remaining Terms of Receivables

as of the [Initial] Cutoff Date

				Percent of
	Number of	% of Total Number	Aggregate	Aggregate
Remaining Terms of Receivables (Months)	Receivables	of Receivables	Loan Value	Loan Value

12-24
25-36
37-48
49-60
61-72
73-84
85-96
97-108
109-120

Total		100%	$	100.00%

Geographic Distribution of the Receivables

as of the [Initial] Cutoff Date

Percent of
Aggregate
State(1)	Loan Value

Alabama	%
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas

Percent of
Aggregate
State(1)	Loan Value

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total	100.00%

(1)	Based upon billing addresses of the obligors.

Delinquencies and Net Losses

      Set forth below is certain combined information concerning the finance companies’ experience pertaining to the entire portfolios of United States new and used transportation equipment, industrial equipment, construction equipment, technology and telecommunications equipment, furniture and fixtures and other equipment receivables that they service. [Insert discussion of delinquencies and net losses]

Delinquency Experience(1)

	At December 31,

	2001		2000		1999		1998

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

	At September 30,

	2002		2001		2000		1999

	Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

	(Dollars in Millions)
Portfolio
Period of Delinquency
31-60 days
60 Days or More

Total Delinquencies
Total Delinquencies as a Percent of the Portfolio

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

Credit Loss Experience(1)

Year Ended December 31,

	2001	2000	1999	1998

(Dollars in Millions)
Average Gross Portfolio Outstanding During the Period
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)

(1)	Precomputed receivables are recorded based on the gross amount scheduled to be paid on the receivable, including unearned finance and other charges. Simple interest receivables are recorded based on the net amount scheduled to be paid on the receivable.

(2)	Net losses are equal to the aggregate of the principal balances of all loans (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on loans charged off in the period or any prior periods.

      The losses shown above have been determined in accordance with the policies of GE Capital. [discuss delinquency and loss policy]

WEIGHTED AVERAGE LIFE OF THE [NOTES] [CERTIFICATES]

      As the rate of [payment of principal of the notes] [distributions of the certificate invested amounts] depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final [payment of each class of notes] [distributions on the invested amount of your certificates] could occur significantly earlier than the final maturity date for that class. You will bear the risk of being able to reinvest [principal payments on your notes] [distributions on the invested amount of your certificates] at yields at least equal to the yield on your [notes] [certificates].

      Prepayments on loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

      The tables on pages S-     , S-     and S-     , have been prepared on the basis of certain assumptions, including that: (a) the receivables prepay in full at the specified monthly CPR and we are not required to purchase any receivables from the issuer, (b) each scheduled payment on the receivables is made on the last day of each calendar month, (c) payments are made on each payment date in respect of the notes in accordance with the description set forth under “Description of the Transaction Agreements—Distributions,” [(d) the balance in the spread account on any day is equal to the required spread account balance,] [(e) the balance in the principal supplement account on any day is equal to the Required Principal Supplement Account Balance,] and (f) the closing date occurs on                     ,           . The table indicates the projected weighted average life of [each class of] [notes] [certificates] and sets forth the percent of the [initial principal balance of each class of notes] [certificate invested amount] that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

      The table also assumes that the receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics:

Weighted
Average
	Aggregate	Weighted	Assumed	Remaining
	Loan	Average	Cutoff	Term
Pool	Value	APR	Date	(months)

1	$	%
2
3
4
	$	%

      Hypothetical pool 1 has the same Loan Value and cashflow characteristics as the initial receivable. Hypothetical pools 2, 3 and 4 have a Loan Value equal in the aggregate to the amount deposited in the issuer’s pre-funding account. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to those of hypothetical pool 1.

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-     , S-     and S-     . The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Similarly, the aggregate Loan Value of additional receivables may be less than the amount deposited in the issuer’s pre-funding account. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the [notes] [certificates].

Scheduled cash flows from the receivables

	Scheduled	Scheduled
Collection Period	Principal	Interest

	$	$

Percent of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A Notes					Class B Notes

Payment Date	0%	13%	15%	17%	19%	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Maturity (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to maturity of a Class A Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the payment date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Certificate Invested Amount at Various CPR Percentages

	[Certificate]

Payment Date	0%	13%	15%	17%	19%

Closing Date	100	100	100	100	100
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
,
Weighted Average Life to Final Distribution Date (years)(1)
Weighted Average Life to Call (years)(2)

(1)	The weighted average life to final distribution date of a certificate is determined by: (a) multiplying the amount of each distribution of the certificate invested amount on the certificate by the number of years from the date of issuance of the certificate to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial certificate invested amount of the security.

(2)	The weighted average life to call assumes that we exercise our option to purchase the receivables on the earliest permitted call date. The earliest permitted call date is the distribution date on which the aggregate pool balance of the receivables declines to 10% or less of the aggregate initial pool balance of the receivables measured for each receivable at the time of its sale to the issuer.

      This table has been prepared based on the assumptions described on pages S-     and S-     (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

General

      The following summarizes the material terms of the notes offered hereby and the indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture. The following summary supplements, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

      Interest due on the notes, including any amount of interest on the notes that was not previously paid when due (and, to the extent permitted by law, any interest on that unpaid amount), will be payable monthly on each payment date, commencing                               ,           . Interest will accrue for each class of notes during each interest period at the applicable interest rate. The interest period applicable to any payment date will be the period from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding that payment date. Interest on the Class A Notes will be calculated on the basis of [the actual number of days in the applicable interest period and a 360-day year] [a 360 day year of twelve 30 day months]. Interest on the other notes will be calculated on the basis of a [the actual number of days in the applicable interest period and a 360-day year] [360-day year of twelve 30-day months.]

      If the issuer does not pay the full amount of interest due on any class of notes on any payment date, the amount of interest not paid will be due on the next payment date and will itself accrue interest, to the extent permitted by law, at a rate per annum equal to the interest rate on that class of notes from that payment date to but excluding the payment date on which that interest is paid. If the issuer fails to pay interest on any note for a period of five consecutive days, it shall constitute an event of default under the indenture and the indenture trustee will have the right to exercise any of the remedies under the indenture, including but not limited to, declaring all notes to be immediately due and payable.

      If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on that date, the holders of Class A Notes will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

      Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

Payments of Principal

      As more fully described below in the definitions of Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount, principal will be paid on the notes on each payment date in an amount generally equal to the decrease in the Pool Balance during the prior calendar month. On each payment date, the principal payments will be allocated among the various classes of notes as described below.

      Principal payments on the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class A Noteholders’ Monthly Principal Payable Amount.

      The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount equal to the Class B Noteholders’ Monthly Principal Payable Amount. However, no principal payments will be made on the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the maturity date for the last of the notes, as specified below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      The final principal payment with respect to each class of notes is due not later than the [date specified or the] payment date in the month specified for each class below:

Class	Maturity Date

A	,
B	,

      As used herein, with respect to any payment due:

      “Class A Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class A Notes minus (2) [       %] of the Pool Balance and on the final maturity date for each of the Class A Notes, the Class A Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class A Notes to zero; except that in no event will the Class A Noteholders’ Monthly Principal Payable Amount exceed the outstanding amount of the Class A Notes.

      “Class B Noteholders’ Monthly Principal Payable Amount” means, for any payment date, the excess of (1) the outstanding principal balance of the Class B Notes minus (2) [       ]% of the Pool Balance; except that (a) in no event will the Class B Noteholders’ Monthly Principal Payable Amount exceed the lesser of (1) the sum of the outstanding principal amounts of the Class A Notes (after giving effect to payments on the Class A Notes on that payment date) and the Class B Notes over the Pool Balance and (2) the outstanding principal amount of the Class B Notes, and (b) on the final maturity date for the Class B Notes, the Class B Noteholders’ Monthly Principal Payable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the note distribution account on that payment date and allocable to principal) to reduce the outstanding principal amount of the related Class B Notes to zero.

      “Pool Balance” means, at any time, the sum of the aggregate Loan Values of the receivables at the beginning of a calendar month, after giving effect to all payments received from obligors and any amounts to be remitted by the servicer or us, as the case may be, with respect to the preceding calendar month and all losses realized on receivables liquidated during that preceding calendar month.

Cutoff Dates

      A number of important calculations relating to the receivables will be made by reference to “cutoff dates” and “calendar months.” For instance, the Loan Value of the initial receivables and each set of additional receivables that we sell to the issuer will be determined as of a related cutoff date. A cutoff date will be the last day of the calendar month prior to the month during which the sale takes place.

      [Payments on the notes on each payment date will primarily be funded with collections on the receivables that are received during the prior calendar month, however, in the case of the first payment date, instead of a calendar month payments on the notes will primarily be funded with collections on the receivables that are received during the period from and including                     , 2000 to but excluding                     , 2000.]

Record Dates

      Payments on the notes will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which the payment date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. [A special record date of                     ,           will apply for the special                     payment date relating to the Class A Notes.]

[Mandatory Redemption

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount on that payment date.]

Optional Redemption

      Any notes that remain outstanding on any payment date on which we exercise our clean-up call will be prepaid in whole at the applicable redemption price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of [the sum of (i)] the Pool Balance as of the initial cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates]. The redemption price for any class of notes in connection with any optional redemption will equal the unpaid principal balance of that class of notes, plus accrued and unpaid interest thereon.

Registration of Notes

      The notes will be cleared through DTC. You may hold your notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are a participant in those systems.

The Indenture Trustee

      [                    ] is the indenture trustee under the indenture pursuant to which the notes will be issued. [                    ] is a national banking association, and its corporate trust offices are located at [                    ]. In the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with [                    ] and its affiliates.

      Pursuant to the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. The indenture will provide for a successor indenture trustee to be appointed for one or both classes of notes in these circumstances, so that there will be separate indenture trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A noteholders and Class B noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture (but the Class B noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for that class of notes and the successor’s acceptance of that appointment.

DESCRIPTION OF THE CERTIFICATES

      [On the closing date, the issuer will issue $           asset-backed certificates pursuant to the [trust] [limited liability company] agreement.

      Certificate invested amount and distributions on the certificate invested amount on the certificates will be subordinated in priority of payment to interest and principal due on the notes to the extent described in this prospectus supplement. [Funds on deposit in the spread account and the principal supplement account will not be available to cover distributions with respect to the certificates.]

      The following summarizes the material terms of the certificates and the [trust] [limited liability company] agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates and the [trust] [limited liability company] agreement. The following summary supplements, and to the extent it is inconsistent with, replaces, the description of the general terms and provisions of the certificates of any given series and the related [trust] [limited liability company] agreement set forth in the prospectus.

Certificateholders’ Distributions on Invested Amounts

      The certificates will be issued with an initial certificate invested amount of $                    and will be entitled to distributions on certificate invested amounts at the rate of        % per annum[, except that during the pre-funding period no return on capital will accrue on a percentage of the certificates balance equal to the pre-funded amount divided by the outstanding Pool Balance].

      On each payment date, certificateholders will be entitled to distributions on certificate invested amounts at the distribution rate of        % on the certificate invested amount as of the last day of the preceding calendar month. Certificateholders’ distributions on invested amounts on a payment date will accrue from and including the closing date or from the most recent payment date on which distributions on invested amounts have been made to but excluding that payment date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Certificateholders’ distributions on invested amounts due for any payment date but not distributed on such payment date will be due on the next payment date increased by an amount equal to interest on such amount at a rate per annum equal to        % (to the extent lawful). Certificateholders’ distributions on invested amounts on the certificates will not be distributed on any payment date until interest and principal due and payable on that payment date have been paid in full.

Certificateholders’ Distributable Invested Amounts

      Distributions of Certificate Invested Amount will not be payable on each payment date until the outstanding principal balance of the Class B Notes has been reduced to zero.

[Mandatory Repurchase

      On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the pre-funding account (after giving effect to the purchase of all additional receivables, including any receivables purchased on that date) will be applied to redeem the notes and then to purchase the certificates then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the targeted principal distribution amount.]

Optional Repurchase

      Any certificates that remain outstanding on any payment date on which we exercise our clean-up call will be repurchased at the applicable repurchase price on that payment date. The clean-up call cannot be exercised until the Pool Balance declines to 10% or less of the Pool Balance as of the initial cutoff date. The repurchase price for the certificates in connection with any optional redemption will equal the undistributed certificate invested amount of those certificates, plus accrued and unpaid distributions on such certificate invested amount.

Registration of Certificates

      The certificates will be cleared through DTC. You may hold your certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      We summarize below some material terms of the agreements under which the finance companies will, directly or indirectly, transfer receivables to us and we will sell them to the issuer, and under which GE Capital will agree to service the issuer’s receivables and administer the issuer. This description supplements the disclosure in the prospectus under the same heading. The following summary does not include all of the terms of the agreements and is qualified by reference to the actual agreements.

[Sales of Receivables

      In addition to the initial receivables, we expect to sell to the issuer additional receivables having an aggregate Loan Value approximately equal to the amount deposited in the pre-funding account. We expect to sell additional receivables to the issuer monthly on dates specified by us, and agreed to by the issuer, during the pre-funding period. The pre-funding period will begin on the closing date and end on the earliest of: (a) one year from the closing date, (b) the day on which the amount on deposit in the issuer’s pre-funding account is reduced to less than $100,000, (c) the date on which an event of default or a servicer default occurs, and (d) the date on which an insolvency event occurs with respect to us or the servicer.

      Upon any sale of additional receivables to the issuer:

(1) the Pool Balance will increase in an amount equal to the aggregate Loan Value of the additional receivables;

(2) an amount equal to % of the aggregate Loan Value of the additional receivables will be withdrawn from the pre-funding account and deposited in the spread account;

(3) if any deposit into the principal supplement account is required, the necessary funds will be withdrawn from the pre-funding account and deposited in the principal supplement account; and

(4) an amount equal to the excess of the aggregate Loan Value of the additional receivables over the sum of the amounts described in clauses (2) and (3) will be withdrawn from the pre-funding account and paid to us.]

[Appointment of Subservicer]

      [                    ], a limited liability company organized under the laws of the state of [                    ] (often referred to as “[                    ]”), has entered into a subservicing agreement with GE Capital under which it will service receivables that it has originated and that were ultimately transferred to the issuer. However GE Capital as servicer, will remain obligated and liable with respect to all the receivables transferred to the issuer. [                    ] is an indirect wholly owned finance subsidiary of General Electric Capital Services, Inc. Its headquarters are located at [                    ] and its telephone number is [                    ].]

Servicing Compensation and Payment of Expenses

      The servicing fee payable to the servicer will accrue at a rate of [          ]% per annum on the Pool Balance as of the first day of each calendar month. Any fees agreed to between GE Capital as the servicer and [                    ] as the subservicer, shall be paid solely by GE Capital as the servicer. The servicing fee will be paid solely to the extent that there are funds available to pay it as described under “Distributions” below.

Distributions

      On each payment date, the servicer, on behalf of the issuer, will cause payments on the notes and other issuer liabilities to be made from the following sources:

•	the aggregate collections on the receivables during the prior calendar month, including proceeds of liquidated receivables obtained through the sale or other disposition of the related equipment, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the related obligor; however, no other monies collected on any liquidated receivable during any calendar month after the calendar month in which it became a liquidated receivable will be included in the funds available for distribution;

•	[any amounts withdrawn from the negative carry account for that payment date;]

•	[any amounts released from the pre-funding account following the end of the pre-funding period;]

•	any net swap receipts and any swap termination payments received pursuant to the swap agreements;

•	earnings from investment of funds held in the issuer’s bank accounts; and

•	the aggregate purchase prices for any receivables repurchased by us or the servicer.

      After the payment to the servicer of any accrued and unpaid servicing fees and reimbursement of any service advances, the aggregate funds available from these sources will be applied in the following order of priority:

(1) to pay the issuer’s administrator, all accrued and unpaid administration fees;

(2) to pay the swap counterparty any amounts due to the swap counterparty under the swap agreement, not including any swap termination payments payable under clause (3) below;

(3) to pay with the same priority and ratably in proportion to the outstanding principal balance of the Class A Notes and the amount of any swap termination payment due and payable by the issuer to the swap counterparty:

(a) the amount of interest accrued on each class of Class A Notes during the prior interest period, plus any amount of interest on the Class A Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount); and

(b) any swap termination payments payable to the swap counterparty upon the termination of the swap agreement, if such termination occurred as a result of a default by, or a tax event upon a merger related to, the swap counterparty; provided that if any amounts allocable to the Class A Notes are not needed to pay interest due on such Class A Notes as of such payment date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;

(4) to pay the amount of interest accrued on the Class B Notes during the prior interest period, plus any amount of interest on the Class B Notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount)

[(5) to pay principal on the notes as follows:

•	first, to the Class A Noteholders, the Class A Noteholders’ Monthly Principal Payable Amount; and

•	second, to the Class B Noteholders, the Class B Noteholders’ Monthly Principal Payable Amount;]

[(6)] to deposit in the spread account, to the extent necessary so that the balance in that account will not be less than the required balance;

[(7) to make distributions on the certificate invested amount at the distribution rate;] and

[(8)] to make distributions of the certificate invested amount of the certificates.

      Any remaining funds will be paid to us.

      After an event of default and acceleration of the notes (and, if any notes remain outstanding, on and after the final scheduled maturity date for the last of the notes), principal payments will be made first to the Class A noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

      You should note, however, that until the later of the redemption date or maturity date for any class of [notes][certificates], the amount of [principal due to noteholders] [distributions due to certificateholders] will generally be limited to amounts available for that purpose. Therefore, the failure to [pay principal on a class of notes] [make distributions of the certificate invested amount of the certificates] generally will not result in the occurrence of an event of default until the later of the redemption date or maturity date for that class of [notes][certificates].

[Negative Carry Account

      The servicer will, on behalf of the issuer, establish and maintain the negative carry account as a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit of $                    into the negative carry account. The amount of that initial deposit is determined by applying the following “Maximum Negative Carry Amount” calculation as of the closing date:

      “Maximum Negative Carry Amount” equals the product of:

(a) the weighted average interest rate of the notes minus %; multiplied by

(b) the amount on deposit in the pre-funding account; multiplied by

(c) the fraction of a year represented by the number of days until the expected end of the pre-funding period, calculated on the basis of a 360-day year of twelve 30-day months.

      On each payment date, withdrawals will be made from the negative carry account and deposited into the collection account and included in the funds available for distribution on that payment date in an amount equal to the excess, if any, of

(1) the product of (A) the aggregate interest payable on all of the notes, multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus

(2) investment earnings on the pre-funding account for the related period.

      The “Pre-Funded Percentage” for each calendar month is the percentage derived from the fraction the numerator of which is the balance on deposit in the pre-funding account and the denominator of which is the sum of the Pool Balance and the balance on deposit in the pre-funding account, after taking into account all transfers of additional receivables during that calendar month.

      If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal referred to above is greater than the Maximum Negative Carry Account Balance, the excess will be released to the issuer. All amounts remaining on deposit in the negative carry account at the end of the payment date on or immediately following the last day of the pre-funding period will also be released to the issuer.]

[Spread Account

      The servicer will, on behalf of the issuer, establish and maintain the spread account on a trust account that will be subject to the lien of the indenture. On the closing date, the issuer will make an initial deposit into the spread account of $                    , which equals           % of the aggregate Loan Value of the initial receivables as of the initial cutoff date. On each day that we sell additional receivables to the issuer, cash or eligible investments having a value approximately equal to           % of the aggregate Loan Value of those additional receivables as of their cutoff date will be withdrawn from the pre-funding account from amounts otherwise payable to us in connection with the sale of additional receivables and will be contributed by us to the issuer for deposit in the spread account. Finally, on each payment date, the additional amounts will be transferred into the spread account to the extent that the balance in that account would otherwise be less than the Specified Spread Account Balance, and funds are available for that purpose after other higher priority distributions.

      “Specified Spread Account Balance” means, with respect to any payment date, the lesser of (a)           % of [the sum of (i)] the Pool Balance as of the [initial] cutoff date [plus (ii) the aggregate Loan Value of all additional receivables sold to the issuer as of their respective cutoff dates] and (b) the outstanding principal amount of the notes. The Issuer may reduce or otherwise modify the Specified Spread Account Balance without the consent of the noteholders if the rating agencies that have rated the notes confirm in writing that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

      If the amount on deposit in the spread account on any payment date (after giving effect to all deposits or withdrawals therefrom on that payment date) is greater than the Specified Spread Account Balance for that payment date, the excess will be released to the issuer. However, if, after giving effect to all payments made on the notes on that payment date, the [sum of the] Pool Balance [plus the balance on deposit in the pre-funding account] as of the first day of the calendar month in which that payment date occurs is less than the aggregate outstanding principal balance of the notes and certificate invested amount, that excess amount will not be distributed to the issuer and will be retained in the spread account.

      After the issuer receives any amounts duly released from the spread account, the noteholders will not have any claims to those amounts.

      On each payment date, funds will be withdrawn from the spread account and deposited in the note distribution account to the extent necessary to cover any shortfall on that payment date of the amount of interest accrued on each class of notes during the prior interest period, plus any amount of interest on the notes that was not paid when due (and, to the extent permitted by law, any interest on that unpaid amount) and the Class A Noteholders’ Monthly Principal Payable Amount and Class B Noteholders’ Monthly Principal Payable Amount on that payment date. For a more detailed description of the amount of interest and principal payable on the notes, see “Description of the Notes — Payments of Interest” and “— Payments of Principal” above.

      Funds withdrawn from the spread account and deposited in the note distribution account for distribution as described in this paragraph will be applied in the same order of priority applicable to distributions from the collection account. Funds on deposit in the spread account will not be used to cover shortfalls in any distributions to the certificateholders.]

[SWAP AGREEMENT]

      [to be provided]

LEGAL INVESTMENT

      The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, we believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for the Class B Notes because they are subordinated to the Class A Notes.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, the originator, the servicer, the sub-servicer, the underwriters, the trustee, the managing member or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      The certificates may not be purchased by or held with plan assets of any benefit plan.

      A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

Class A Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class A Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

Class A Notes

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class A Notes have advised us that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class A Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class A Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class A Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class A Notes, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class A Notes to reclaim a selling concession from an underwriter of the Class A Notes or a dealer when the Class A Notes originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Class B Notes

      Subject to the terms and conditions set forth in an underwriting agreement relating to the Class B Notes, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

Class B Notes

[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the Class B Notes have advised us that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the Class B Notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class B Notes, the public offering prices and the concessions referred to in this paragraph may be changed.

Class B Notes

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the Class B Notes and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the Class B Notes, [     ] may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes [     ] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the Class B Notes [     ] to reclaim a selling concession from an underwriter of the Class B Notes [     ] or a dealer when the Class B Notes [     ] originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes [certificates] to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount per
	Discounts and	$1,000 of
	Commissions	Principal	Total Amount

Class A Notes	%	$	$
Class B Notes	%	$	$

Total Class A and Class B

      Additional offering expenses are estimated to be $                    .

[Certificates

      Subject to the terms and conditions set forth in an underwriting agreement relating to the certificates, we have agreed to cause the issuer to issue to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate invested amount of the certificates set forth opposite its name below:

Certificates

[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

$

      The underwriters of the certificates have advised us that they propose initially to offer the certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of the percentages set forth in the following table. The underwriters of the certificates and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the certificates, the public offering prices and the concessions referred to in this paragraph may be changed.

Certificates

Concessions	%
Reallowances	%

      In the ordinary course of their respective businesses, the underwriters of the certificates and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GE Capital and its affiliates.

      [Lead Underwriter], on behalf of the underwriters of the certificates, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters of the certificates to reclaim a selling concession from an underwriter of the certificates or a dealer when the certificates originally sold by that underwriter or dealer are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

      The underwriters will be compensated as set forth in the following table:

Amount
	Underwriters’	per $1,000
	Discounts and	of Certificate
	Commissions	Invested Amount	Total Amount

Certificates	%	$	$
		$	$

      Additional offering expenses are estimated to be $                    .]

INDEX OF TERMS

Page

Benefit Plan	S-33
Class A Noteholders’ Monthly Principal Payable Amount	S-27
Class B Noteholders’ Monthly Principal Payable Amount	S-27
Code	S-33
CPR	S-22
Equipment Loans	S-15
ERISA	S-33
Loan Value	S-15
Maximum Negative Carry Amount	S-32
Pool Balance	S-27
Pre-Funded Percentage	S-32
Regulation	S-34
Specified Spread Account Balance	S-33

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14	Other Expenses of Issuance and Distribution

      Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

SEC filing fee	$131,431.76	*
Legal fees and expenses	500,000
Accounting fees and expenses	100,000
Rating agency fees	450,000
Indenture Trustee fees and expenses	30,000
Blue Sky expenses	10,000
Printing and engraving	100,000
Miscellaneous	20,000

Total	$1,341,431.76

*	$126.70 of this amount was paid in connection with the initial filing of this Registration Statement. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to Registration Statement No. 333-99053 initially filed by CEF Equipment Holding, L.L.C. on Form S-3 on August 30, 2002 and declared effective on May 21, 2003. CEF Equipment Holding, L.L.C. is carrying forward $1,623,054,000 principal amount of Asset Backed Notes and Asset Backed Certificates from Registration Statement No. 333-99053 for which a filing fee of $131,305.06 was previously paid.

Item 15	Indemnification of Directors and Officers

      Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The Registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the Registrant provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents of the Registrant, and employees, shareholders, directors, officers, incorporators, agents or affiliates of its members (each, an “Indemnified Party”), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or the Registrant’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that the Company may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of the Company.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Each underwriting agreement will generally provide that the underwriter will indemnify the Registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriter. The Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16	Exhibits

1(a)	—	Form of Underwriting Agreement for Notes (Incorporated by reference to Exhibit 1(a) to Registration Statement No. 333-99053)**
3(a)	—	Certificate of Formation of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(a) to Registration Statement No. 333-99053)**
3(b)	—	First Amended and Restated Limited Liability Company Agreement of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-99053)**
3(c)	—	Form of Certificate of Trust of the Issuer (Incorporated by reference to Exhibit 3(c) to Registration Statement No. 333-99053)**
3(d)	—	Form of Certificate of Formation of the Issuer (Incorporated by reference to Exhibit 3(d) to Registration Statement No. 333-99053)**
4(a)	—	Form of Indenture between the Issuer and the Indenture Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 333-99053)**
4(b)	—	Form of Trust Agreement of the Issuer (Incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-99053)**
4(c)	—	Form of Limited Liability Company Agreement of the Issuer (Incorporated by reference to Exhibit 4(c) to Registration Statement No. 333-99053)**
4(d)	—	Form of Class A Note (Incorporated by reference to Exhibit 4(d) to Registration Statement No. 333-99053)**
4(e)	—	Form of Class B Note (Incorporated by reference to Exhibit 4(e) to Registration Statement No. 333-99053)**
4(g)	—	Form of Certificate (Incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-99053)**
5	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality***
8	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income tax matters***
23(a)	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5)***
23(b)	—	Consent of Mayer, Brown, Rowe & Maw LLP (to be included as part of Exhibit 8)***
25	—	Form T-1 Statement of Eligibility*
99(a)	—	Form of Receivables Sale Agreement (Incorporated by reference to Exhibit 99(a) to Registration Statement No. 333-99053)**
99(b)	—	Form of Receivables Purchase and Sale Agreement (Incorporated by reference to Exhibit 99(b) to Registration Statement No. 333-99053)**
99(c)	—	Form of Servicing Agreement (Incorporated by reference to Exhibit 99(c) to Registration Statement No. 333-99053)**
99(d)	—	Form of Administration Agreement (Incorporated by reference to Exhibit 99(d) to Registration Statement No. 333-99053)**

*	To be filed at a later date

**	Not filed herewith

***	Previously filed

Item 17	Undertakings

      (a) As to Rule 415: The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or issuances are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      (e) As to Rule 430A:

      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, Connecticut, on the date of September 13, 2004.

CEF EQUIPMENT HOLDING, L.L.C.

By:	/s/ PAUL BOSSIDY

Name: Paul Bossidy
Title: President and Principal Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Paul Bossidy		President and Principal Executive Officer	September 13, 2004

* Christopher Jacobs		Vice President and Principal Financial Officer	September 13, 2004

* Mary C. Hemphill		Vice President and Principal Accounting Officer	September 13, 2004

* Charles E. Rhodes		Vice President and Secretary	September 13, 2004

* Michael A. Meehan		Vice President and Assistant Secretary	September 13, 2004

* Linda M. Zecher		Vice President and Assistant Secretary	September 13, 2004

* Michael Cipolla		Vice President and Principal Servicing Officer	September 13, 2004

* Mark R. Hutchinson		Vice President	September 13, 2004

* Timothy M. Carfi		Vice President	September 13, 2004

* Thomas F. Fanelli		Vice President	September 13, 2004

* Timothy J. Yanoti		Vice President	September 13, 2004

* Signature by Charles E. Rhodes as Attorney-in-fact under Power of Attorney

By:	/s/ CHARLES E. RHODES Attorney-in-Fact

DESCRIPTION OF EXHIBITS

1(a)	—	Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1(a) to Registration Statement No. 333-99053)**
3(a)	—	Certificate of Formation of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(a) to Registration Statement No. 333-99053)**
3(b)	—	First Amended and Restated Limited Liability Company Agreement of CEF Equipment Holding, L.L.C. (Incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-99053)**
3(c)	—	Form of Certificate of Trust of the Issuer (Incorporated by reference to Exhibit 3(c) to Registration Statement No. 333-99053)**
3(d)	—	Form of Certificate of Formation of the Issuer (Incorporated by reference to Exhibit 3(d) to Registration Statement No. 333-99053)**
4(a)	—	Form of Indenture between the Issuer and the Indenture Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 333-99053)**
4(b)	—	Form of Trust Agreement of the Issuer (Incorporated by reference to Exhibit 4(b) to Registration Statement No. 333-99053)**
4(c)	—	Form of Limited Liability Company Agreement of the Issuer (Incorporated by reference to Exhibit 4(c) to Registration Statement No. 333-99053)**
4(d)	—	Form of Class A Note (Incorporated by reference to Exhibit 4(d) to Registration Statement No. 333-99053)**
4(e)	—	Form of Class B Note (Incorporated by reference to Exhibit 4(e) to Registration Statement No. 333-99053)**
4(g)	—	Form of Certificate (Incorporated by reference to Exhibit 4(g) to Registration Statement No. 333-99053)**
5	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality***
8	—	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to Federal income tax matters***
23(a)	—	Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5)***
23(b)	—	Consent of Mayer, Brown, Rowe & Maw LLP (to be included as part of Exhibit 8)***
25	—	Form T-1 Statement of Eligibility*
99(a)	—	Form of Receivables Sale Agreement (Incorporated by reference to Exhibit 99(a) to Registration Statement No. 333-99053)**
99(b)	—	Form of Receivables Purchase and Sale Agreement (Incorporated by reference to Exhibit 99(b) to Registration Statement No. 333-99053)**
99(c)	—	Form of Servicing Agreement (Incorporated by reference to Exhibit 99(c) to Registration Statement No. 333-99053)**
99(d)	—	Form of Administration Agreement (Incorporated by reference to Exhibit 99(d) to Registration Statement No. 333-99053)**

*	To be filed at a later date

**	Not filed herewith

***	Previously filed